Exhibit 4.1

INDENTURE
by and between
FLAGSTAR BANCORP, INC.,
as Company
and
WILMINGTON TRUST COMPANY,
as Trustee
Convertible Junior Subordinated Debt Securities
Due September 15, 2039
Dated as of June 30, 2009

Page
Section 8.05. Regulations	50
Section 8.06. Voting	51
Section 8.07. Quorum; Actions	51
Section 8.08. Written Consent Without a Meeting	52

ARTICLE IX
SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Securityholders	52
Section 9.02. Supplemental Indentures With Consent of Securityholders	54
Section 9.03. Effect of Supplemental Indentures	55
Section 9.04. Notation on Debt Securities	55
Section 9.05. Evidence of Compliance of Supplemental Indenture To Be Furnished to Trustee	55

ARTICLE X
REDEMPTION OF SECURITIES

Section 10.01. Optional Redemption	56
Section 10.02. Special Event Redemption	56
Section 10.03. Notice of Redemption; Selection of Debt Securities	56
Section 10.04. Payment of Debt Securities Called for Redemption	57

ARTICLE XI
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01. Company May Consolidate, etc. On Certain Terms	57
Section 11.02. Successor Entity To Be Substituted	58
Section 11.03. Opinion of Counsel To Be Given to Trustee	58

ARTICLE XII
SATISFACTION AND DISCHARGE OF INDENTURE

Section 12.01. Discharge of Indenture	58
Section 12.02. Deposited Moneys To Be Held in Trust by Trustee	59
Section 12.03. Paying Agent To Repay Moneys Held	59
Section 12.04. Return of Unclaimed Moneys	59

ARTICLE XIII
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 13.01. Indenture and Debt Securities Solely Corporate Obligations	60

ARTICLE XIV
MISCELLANEOUS PROVISIONS

Section 14.01. Successors	60
Section 14.02. Official Acts by Successor Entity	60

Page
Section 14.03. Surrender of Company Powers	60
Section 14.04. Addresses for Notices, Etc	60
Section 14.05. Governing Law	61
Section 14.06. Evidence of Compliance With Conditions Precedent	61
Section 14.07. Non-Business Days	61
Section 14.08. Table of Contents, Headings, Etc	62
Section 14.09. Execution in Counterparts	62
Section 14.10. Separability	62
Section 14.11. Assignment	62
Section 14.12. Acknowledgment of Rights	62

ARTICLE XV
SUBORDINATION OF DEBT SECURITIES

Section 15.01. Agreement To Subordinate	63
Section 15.02. Default on Senior Indebtedness	63
Section 15.03. Liquidation, Dissolution, Bankruptcy	63
Section 15.04. Subrogation	65
Section 15.05. Trustee To Effectuate Subordination	65
Section 15.06. Notice by the Company	66
Section 15.07. Rights of the Trustee; Holders of Senior Indebtedness	66
Section 15.08. Subordination May Not Be Impaired	67

EXHIBIT A FORM OF CONVERTIBLE JUNIOR SUBORDINATED DEBT SECURITY DUE SEPTEMBER 15, 2039	A-1

EXHIBIT B FORM OF CERTIFICATE TO TRUSTEE	1

     THIS INDENTURE, dated as of June 30, 2009, by and between FLAGSTAR BANCORP, INC., a savings and loan holding company incorporated in Michigan (the “Company”), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the “Trustee”).
W I T N E S S E T H :
     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its Convertible Junior Subordinated Debt Securities due September 15, 2039 (the “Debt Securities”) under this Indenture to provide, among other things, for the execution and authentication, delivery and administration thereof, and the Company has duly authorized the execution of this Indenture; and
     WHEREAS, all acts and things necessary to make this Indenture a valid agreement according to its terms, have been done and performed;
     NOW, THEREFORE, This Indenture Witnesseth:
     In consideration of the premises, and the purchase of the Debt Securities by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Debt Securities as follows:
ARTICLE I
DEFINITIONS
     Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles and the term “generally accepted accounting principles” means such accounting principles as are generally accepted in the United States at the time of any computation. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     “Additional Interest” shall have the meaning set forth in Section 3.06.
     “Additional Provisions” shall have the meaning set forth in Section 15.01.
     “Authenticating Agent” means any agent or agents of the Trustee which at the time shall be appointed and acting pursuant to Section 6.12.
     “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.
     “Board of Directors” means the board of directors or the executive committee or any other duly authorized designated officers of the Company.

     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.
     “Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in Wilmington, Delaware, New York City or the city of the Principal Office of the Trustee or the Company are permitted or required by any applicable law or executive order to close.
     “Capital Securities” means undivided beneficial interests in the assets of the Trust which rank pari passu with Common Securities issued by the Trust; provided, however, that upon the occurrence and continuance of an Event of Default (as defined in the Declaration), the rights of holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of such Capital Securities.
     “Capital Securities Guarantee” means the guarantee agreement that the Company enters into with Wilmington Trust Company, as guarantee trustee, or other Persons that operates directly or indirectly for the benefit of holders of Capital Securities of the Trust.
     “Capital Treatment Event” means the receipt by the Company and the Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) the occurrence of any amendment to, or change (including any announced prospective change) in, the laws, rules or regulations of the United States or any political subdivision thereof or therein, or any rules, guidelines or policies of any applicable regulatory authority for the Company or (b) any official or administrative pronouncement or action or decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of original issuance of the Debt Securities, that there is more than an insubstantial risk that the Company is not or within 90 days of the date of such opinion will not, be entitled to treat an amount equal to the aggregate Liquidation Amount of the Capital Securities as “Tier 1 Capital” (or its then equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve or OTS, as applicable (or any successor regulatory authority with jurisdiction over bank, savings and loan or financial holding companies), as then in effect and applicable to the Company; provided, however, that the inability of the Company to treat all or any portion of the Liquidation Amount of the Capital Securities as Tier l Capital shall not constitute the basis for a Capital Treatment Event, if such inability results from the Company having cumulative preferred stock, minority interests in consolidated subsidiaries, or any other class of security or interest which the Federal Reserve or OTS, as applicable, may now or hereafter accord Tier 1 Capital treatment in excess of the amount which may now or hereafter qualify for treatment as Tier 1 Capital under applicable capital adequacy guidelines; provided further, however, that the distribution of the Debt Securities in connection with the liquidation of the Trust by the Company shall not in and of itself constitute a Capital Treatment Event unless such liquidation shall have occurred in connection with a Tax Event or an Investment Company Event.
     “Certificate” means a certificate signed by any one of the principal executive officer, the principal financial officer or the principal accounting officer of the Company.

     “Closing Price” means, with respect to the Common Stock on any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on the NYSE on such date. If the Common Stock is not traded on the NYSE on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose. For purposes of this Indenture, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on the NYSE shall be such closing sale price and last reported sale price as reflected on the website of the NYSE (http://www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the NYSE and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the NYSE shall govern. If the date of determination is not a Trading Day, then such determination shall be made as of the last Trading Day prior to such date.
     “Common Securities” means undivided beneficial interests in the assets of the Trust which are designated as “Common Securities” and rank pari passu with Capital Securities issued by the Trust; provided, however, that upon the occurrence and continuance of an Event of Default (as defined in the Declaration), the rights of holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of such Capital Securities.
     “Common Stock” means the common stock, $0.01 par value per share, of the Company.
     “Company” means Flagstar Bancorp, Inc., a savings and loan holding company incorporated in Michigan, and, subject to the provisions of Article XI, shall include its successors and assigns.
     “Conversion Agent” means the Person appointed to act on behalf of the Holders and Securityholders in effecting the conversion of Debt Securities and/or Capital Securities to Common Stock as and in the manner set forth in the Declaration and this Indenture.
     “Conversion Date” has the meaning set forth in Section 2.14.
     “Conversion Price” has the meaning set forth in Section 2.14.
     “Conversion Request” means the irrevocable request to be given by a Trust Securities Holder to the Conversion Agent in compliance with the Declaration directing the Conversion Agent to convert such Capital Securities into Debt Securities and to convert such Debt Securities into Common Stock on behalf of such Trust Securities Holder.

     “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock on each of the five (5) consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 2.14.
     “Debt Security” or “Debt Securities” has the meaning stated in the first recital of this Indenture.
     “Debt Security Register” has the meaning specified in Section 2.05.
     “Debt Security Registrar” has the meaning specified in Section 2.05.
     “Declaration” means the Amended and Restated Declaration of Trust of the Trust, as amended or supplemented from time to time.
     “Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.
     “Defaulted Interest” has the meaning set forth in Section 2.08.
     “Deferred Interest” has the meaning set forth in Section 2.11.
     “Depositary” means an organization registered as a clearing agency under the Exchange Act that is designated as Depositary by the Company or any successor thereto. The initial Depositary if Global Debt Securities are issued will be DTC.
     “Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.
     “DTC” means The Depository Trust Company, a New York corporation, or its successor.
     “Event of Default” means any event specified in Section 5.01, which has continued for the period of time, if any, and after the giving of the notice, if any, therein designated.
     “Ex-Date” means, with respect to any issuance or distribution, the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 2.14.
     “Extension Period” has the meaning set forth in Section 2.11.
     “Federal Reserve” means the Board of Governors of the Federal Reserve System, or its designated district bank, as applicable, and any successor federal agency that is primarily responsible for regulating the activities of bank holding companies.
     “Global Debt Security” means a security that evidences all or part of the Debt Securities, the ownership and transfers of which shall be made through book entries by a Depositary.

     “Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented, or both.
     “Institutional Trustee” has the meaning set forth in the Declaration.
     “Interest Payment Date” means March 15, June 15, September 15 and December 15 of each year during the term of this Indenture, or if such day is not a Business Day, then the next succeeding Business Day (it being understood that interest accrues for any such non-Business Day but such interest will be paid on the next Interest Payment Date), commencing on September 15, 2009.
     “Interest Rate” means 10.00% per annum.
     “Investment Company Event” means the receipt by the Company and the Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of a change in law or regulation or written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or, within 90 days of the date of such opinion will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the original issuance of the Debt Securities.
     “Liquidation Amount” means the liquidation amount of $1,000 per Trust Security.
     “Maturity Date” means September 15, 2039.
     “Notice” has the meaning set forth in Section 2.11.
     “NYSE” means The New York Stock Exchange.
     “Officers’ Certificate” means a certificate signed by the Chairman of the Board, the Vice Chairman, the President or any Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Comptroller, an Assistant Comptroller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 14.06 if and to the extent required by the provisions of such Section.
     “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or may be other counsel reasonably satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 14.06 if and to the extent required by the provisions of such Section.
     “OTS” means the Office of Thrift Supervision and any successor federal agency that is primarily responsible for regulating the activities of savings and loan holding companies.

     “Outstanding,” means, when used with reference to Debt Securities, subject to the provisions of Section 7.04, as of any particular time, all Debt Securities authenticated and delivered by the Trustee or the Authenticating Agent under this Indenture, except:
     (a) Debt Securities theretofore canceled by the Trustee or the Authenticating Agent or delivered to the Trustee for cancellation;
     (b) Debt Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); provided, however, that, if such Debt Securities, or portions thereof, are to be redeemed prior to maturity thereof, notice of such redemption shall have been given as provided in Articles X and XIV or provision satisfactory to the Trustee shall have been made for giving such notice; and
     (c) Debt Securities paid pursuant to Section 2.06 or in lieu of or in substitution for which other Debt Securities shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Company and the Trustee is presented that any such Debt Securities are held by bona fide holders in due course.
     “Paying Agent” has the meaning set forth in Section 3.04(e).
     “Payment Period” means (a) with respect to the first Interest Payment Date, the period beginning on (and including) the date of original issuance and ending on (but excluding) the Interest Payment Date on September 15, 2009; (b) with respect to each successive Interest Payment Date, the period beginning on (and including) the preceding Interest Payment Date and ending on (but excluding) such current Interest Payment Date or, in the case of the last Payment Period, the Redemption Date, Special Redemption Date or Maturity Date, as the case may be.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Predecessor Security” means, of any particular Debt Security, every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security; and, for purposes of this definition, any Debt Security authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Debt Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Debt Security.
     “Principal Office of the Trustee,” or other similar term, means the office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which at all times shall be located within the United States and at the time of the execution of this Indenture shall be Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.
     “Redemption Date” has the meaning set forth in Section 10.01.

     “Redemption Notice” has the meaning set forth in Section 10.03.
     “Redemption Price” means 100% of the principal amount of the Debt Securities being redeemed, plus accrued and unpaid interest (including any Deferred Interest) on such Debt Securities to the Redemption Date.
     “Redemption/Distribution Notice” has the meaning set forth in the Declaration.
     “Responsible Officer” means, with respect to the Trustee, any officer with responsibility for the administration of this Indenture, the Declaration or the Guarantee within the Principal Office of the Trustee, including any vice president, any assistant vice president, any secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or other officer of the Principal Trust Office of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.
     “Securities Act” means the Securities Act of 1933, as amended from time to time or any successor legislation.
     “Securityholder,” “holder of Debt Securities,” or other similar terms, means any Person in whose name at the time a particular Debt Security is registered on the Debt Security Register.
     “Senior Indebtedness” means, with respect to the Company, (a) the principal, premium, if any, and interest in respect of (i) indebtedness of the Company for all borrowed and purchased money; and (ii) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by the Company; (b) all capital lease obligations of the Company; (c) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement; (d) all obligations of the Company for the reimbursement of any letter of credit, any banker’s acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction; (e) all obligations of the Company associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements; (f) all obligations of the type referred to in clauses (a) – (e) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, including, without limitation, similar obligations arising from off-balance sheet guarantees and direct credit substitutes; and (g) all obligations of the type referred to in clauses (a) – (f) above of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), whether incurred on or prior to the date of this Indenture or thereafter incurred. Notwithstanding the foregoing, “Senior Indebtedness” shall not include (A) Debt Securities issued pursuant to this Indenture and guarantees in respect of such Debt Securities; (B) trade accounts payable of the Company arising in the ordinary course of business (such trade accounts payable being pari passu in right of payment to the Debt Securities); (C) other obligations with respect to which in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are pari passu, junior or otherwise not superior in right of payment to the Debt

Securities; or (D) any debt securities issued to any trust other than the Trust (or a trustee of such trust) that is a financing vehicle of the Company (a “financing entity”), in connection with the issuance by such financing entity of equity or other securities in transactions substantially similar in structure to the transactions contemplated hereunder and in the Declaration, (E) any guarantees of the Company in respect of the equity or other securities of any financing entity referred to in clause (D) above or (F) any other instruments classified as subordinated or pari passu to the Debt Securities by the Federal Reserve or OTS from time to time hereafter. Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.
     “Special Event” means any of a Capital Treatment Event, an Investment Company Event or a Tax Event.
     “Special Redemption Date” has the meaning set forth in Section 10.02.
     “Special Redemption Price” means 100% of the principal amount of the Debt Securities being redeemed, plus accrued and unpaid interest (including any Deferred Interest) on such Debt Securities to the Special Redemption Date.
     “Stock Price” shall mean, as determined by the Company in the manner set forth in Section 2.14, the product of 90% and the volume-weighted average Closing Price of the Common Stock for the period from February 1, 2009 to April 1, 2010; provided, that the Stock Price shall be no less than $0.80 and no greater than $2.00.
     “Subsidiary” means with respect to any Person, (a) any corporation at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; (b) any general partnership, joint venture or similar entity, at least a majority of the outstanding partnership or similar interests of which shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; and (c) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, “voting stock” means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
     “Tax Event” means the receipt by the Company and the Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to or change (including any announced prospective change) in the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement (including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations) (an “Administrative Action”) or judicial decision interpreting or applying such laws or regulations, regardless of whether such Administrative Action or judicial decision is issued to or in connection with a proceeding involving the Company or the Trust and whether or not subject to review or appeal, which amendment, clarification, change, Administrative Action or decision is enacted, promulgated or announced, in each case on or after the date of original issuance of the Debt Securities, there is more than an insubstantial risk that: (a) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debt Securities; (b) interest payable by the Company on the Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes; or (c) the Trust is, or will be within 90 days of the date of such opinion, subject to or otherwise required to pay, or required to withhold from distributions to holders of Trust Securities, more than a de minimis amount of other taxes (including withholding taxes), duties, assessments or other governmental charges.
     “Trading Day” means a day on which the shares of Common Stock: (a) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and (b) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.
     “Trust” means Flagstar Statutory Trust XI, a Delaware statutory trust, or any other similar trust created for the purpose of issuing Capital Securities in connection with the issuance of Debt Securities under this Indenture, of which the Company is the sponsor.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.
     “Trust Securities” means Common Securities and Capital Securities of the Trust.
     “Trust Securities Holder,” “Holder of Trust Securities,” or other similar terms, has the meaning given the term “Holder” in the Declaration.
     “Trustee” means the Person identified as “Trustee” in the first paragraph hereof, and, subject to the provisions of Article VI hereof, shall also include its successors and assigns as Trustee hereunder.
     “U.S. Person” has the meaning given to United States Person as set forth in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.
ARTICLE II
DEBT SECURITIES
     Section 2.01. Authentication and Dating. Upon the execution and delivery of this Indenture, or from time to time thereafter, Debt Securities in an aggregate principal amount not in excess of $51,547,000 may be executed and delivered by the Company to the Trustee for authentication, and the Trustee, upon receipt of a written authentication order from the Company, shall thereupon authenticate and make available for delivery said Debt Securities to or upon the written order of the Company, signed by its Chairman of the Board of Directors, Chief Executive

Officer, Vice Chairman, President or Chief Financial Officer or one of its Vice Presidents without any further action by the Company hereunder. Notwithstanding anything to the contrary contained herein, the Trustee shall be fully protected in relying upon the aforementioned authentication order and written order in authenticating and delivering said Debt Securities. In authenticating such Debt Securities, and accepting the additional responsibilities under this Indenture in relation to such Debt Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon a copy of any Board Resolution or Board Resolutions relating thereto and, if applicable, an appropriate record of any action taken pursuant to such resolution, in each case certified by the Secretary or an Assistant Secretary or other officers with appropriate delegated authority of the Company, as the case may be.
     The Trustee shall have the right to decline to authenticate and deliver any Debt Securities under this Section if the Trustee, being advised in writing by counsel, determines that such action may not lawfully be taken or if a Responsible Officer of the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Securityholders. The Trustee shall also be entitled to receive an opinion of counsel to the effect that (1) all conditions precedent to the execution, delivery and authentication of the Debt Securities have been complied with; (2) the Debt Securities are not required to be registered under the Securities Act; and (3) the Indenture is not required to be qualified under the Trust Indenture Act.
     The definitive Debt Securities shall be typed, printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Debt Securities, as evidenced by their execution of such Debt Securities.
     Section 2.02. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Debt Securities shall be in substantially the following form:
     This is one of the Debt Securities referred to in the within mentioned Indenture.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee

By

Authorized Signatory
     Section 2.03. Form and Denomination of Debt Securities. The Debt Securities shall be substantially in the form of Exhibit A attached hereto. The Debt Securities shall be in registered, certificated form without coupons and in minimum denominations of $100,000 and any multiple of $1,000 in excess thereof. Any attempted transfer of the Debt Securities in a block having an aggregate principal amount of less than $100,000 face amount shall be deemed to be void and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be a holder of such Debt Securities for any purpose, including, but not limited to, the receipt of payments on such Debt Securities, and such purported transferee shall be deemed to have no interest whatsoever in such Debt Securities. The Debt Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.
     Section 2.04. Execution of Debt Securities. The Debt Securities shall be signed in the name and on behalf of the Company by the manual or facsimile signature of any of its Chairman of the Board of Directors, Chief Executive Officer, Vice Chairman, President or Chief Financial Officer or one of its Executive Vice Presidents, Senior Vice Presidents or Vice Presidents, under its corporate seal (if legally required), which may be affixed thereto or printed, engraved or otherwise reproduced thereon, by facsimile or otherwise, and which need not be attested. Only such Debt Securities as shall bear thereon a certificate of authentication substantially in the form herein before recited, executed by the Trustee or the Authenticating Agent by the manual signature of an authorized officer, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee or the Authenticating Agent upon any Debt Security executed by the Company shall be conclusive evidence that the Debt Security so authenticated has been duly authenticated and delivered hereunder and that the Securityholder is entitled to the benefits of this Indenture.
     In case any officer of the Company who shall have signed any of the Debt Securities shall cease to be such officer before the Debt Securities so signed shall have been authenticated and delivered by the Trustee or the Authenticating Agent, or disposed of by the Company, such Debt Securities nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Debt Securities had not ceased to be such officer of the Company; and any Debt Security may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Debt Security, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.
     Every Debt Security shall be dated the date of its authentication.
     Section 2.05. Exchange and Registration of Transfer of Debt Securities. The Trustee is initially appointed by the Company to serve as “Debt Security Registrar.” The Trustee shall cause to be kept, at the office or agency maintained for the purpose of registration of transfer and for exchange as provided in Section 3.02, a register (the “Debt Security Register”) for the Debt Securities issued hereunder in which, subject to such reasonable regulations as it may prescribe, the Debt Security Registrar shall provide for the registration and transfer of all Debt Securities as provided in this Article II. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time.
     Debt Securities to be exchanged may be surrendered at the Principal Office of the Trustee or at any office or agency to be maintained by the Company for such purpose as provided in Section 3.02, and the Company shall execute, the Company or the Trustee shall register and the Trustee or the Authenticating Agent shall authenticate and make available for delivery in exchange therefor the Debt Security or Debt Securities which the Securityholder making the exchange shall be entitled to receive. Upon due presentment for registration of transfer of any Debt Security at the Principal Office of the Trustee or at any office or agency of the Company maintained for such purpose as provided in Section 3.02, the Company shall execute, the Company or the Trustee shall register and the Trustee or the Authenticating Agent shall authenticate and make available for delivery in the name of the transferee or transferees a new

Debt Security for a like aggregate principal amount. Registration or registration of transfer of any Debt Security by the Trustee or by any agent of the Company appointed pursuant to Section 3.02, and delivery of such Debt Security, shall be deemed to complete the registration or registration of transfer of such Debt Security.
     All Debt Securities presented for registration of transfer or for exchange or payment shall (if so required by the Company or the Trustee or the Authenticating Agent) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee or the Authenticating Agent duly executed by, the Securityholder or such Securityholder’s attorney duly authorized in writing.
     Neither the Trustee nor the Debt Security Registrar shall be responsible for ascertaining whether any transfer hereunder complies with the registration provisions of or any exemptions from the Securities Act (under and as defined in the Declaration), applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the United States Internal Revenue Code of 1986, as amended, or the Investment Company Act (under and as defined in the Declaration).
     No service charge shall be made for any exchange or registration of transfer of Debt Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in connection therewith.
     The Company or the Trustee shall not be required to exchange or register a transfer of any Debt Security for a period of 15 days immediately preceding the date of selection of Debt Securities for redemption.
     Notwithstanding anything herein to the contrary, Debt Securities may not be transferred except in compliance with the restricted securities legend set forth below, unless otherwise determined by the Company, upon the advice of counsel, in accordance with applicable law, which legend shall be placed on each Debt Security:
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE COMPANY, (B) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO A “NON U.S. PERSON” IN AN “OFFSHORE TRANSACTION” PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM THE

REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE INDENTURE, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.
     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.
     IN CONNECTION WITH ANY TRANSFER, THE HOLDER OF THIS SECURITY WILL DELIVER TO THE COMPANY AND TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

     THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SECURITY IN A BLOCK HAVING A PRINCIPAL AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SECURITY FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS SECURITY, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SECURITY.
     THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE CORPORATION. THIS OBLIGATION IS SUBORDINATED TO THE CLAIMS OF DEPOSITORS AND THE CLAIMS OF GENERAL AND SECURED CREDITORS OF THE COMPANY, IS INELIGIBLE AS COLLATERAL FOR A LOAN BY THE COMPANY OR ANY OF ITS SUBSIDIARIES AND IS NOT SECURED.
     THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.
     Section 2.06. Mutilated, Destroyed, Lost or Stolen Debt Securities. In case any Debt Security shall become mutilated or be destroyed, lost or stolen, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, a new Debt Security bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debt Security, or in lieu of and in substitution for the Debt Security so destroyed, lost or stolen. In every case the applicant for a substituted Debt Security shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of such Debt Security and of the ownership thereof.
     The Trustee may authenticate any such substituted Debt Security and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Debt Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debt Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debt Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debt Security) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and to the Trustee of the destruction, loss or theft of such Security and of the ownership thereof.

     Every substituted Debt Security issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any such Debt Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities duly issued hereunder. All Debt Securities shall be held and owned upon the express condition that, to the extent permitted by applicable law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.
     Section 2.07. Temporary Debt Securities. Pending the preparation of definitive Debt Securities, the Company may execute and the Trustee shall authenticate and make available for delivery temporary Debt Securities that are typed, printed or lithographed. Temporary Debt Securities shall be issuable in any authorized denomination, and substantially in the form of the definitive Debt Securities in lieu of which they are issued but with such omissions, insertions and variations as may be appropriate for temporary Debt Securities, all as may be determined by the Company. Every such temporary Debt Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Debt Securities. Without unreasonable delay the Company will execute and deliver to the Trustee or the Authenticating Agent definitive Debt Securities and thereupon any or all temporary Debt Securities may be surrendered in exchange therefor, at the Principal Office of the Trustee or at any office or agency maintained by the Company for such purpose as provided in Section 3.02, and the Trustee or the Authenticating Agent shall authenticate and make available for delivery in exchange for such temporary Debt Securities a like aggregate principal amount of such definitive Debt Securities. Such exchange shall be made by the Company at its own expense and without any charge therefor except that in case of any such exchange involving a registration of transfer the Company may require payment of a sum sufficient to cover any tax, fee, or other governmental charge that may be imposed in relation thereto. Until so exchanged, the temporary Debt Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities authenticated and delivered hereunder.
     Section 2.08. Payment of Interest and Additional Interest. Interest at the Interest Rate and any Deferred Interest on any Debt Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name said Debt Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment except that interest and any Deferred Interest payable on the Maturity Date, the Redemption Date (to the extent redeemed) or the Special Redemption Date shall be paid to the Person to whom principal is paid. In the event that any Debt Security or portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and either on or prior to such Interest Payment Date, interest on such Debt Security will be paid upon presentation and surrender of such Debt Security.

     Each Debt Security shall bear interest from the date of original issuance at the Interest Rate, applied to the principal amount thereof, until the principal thereof becomes due and payable, and on any overdue principal and to the extent that payment of such interest is enforceable under applicable law (without duplication) on any overdue installment of interest (including Deferred Interest) at the Interest Rate, compounded quarterly. Interest shall be payable (subject to any relevant Extension Period) quarterly in arrears on each Interest Payment Date with the first installment of interest to be paid on the Interest Payment Date on September 15, 2009.
     Any interest on any Debt Security, other than Deferred Interest, that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Securityholder on the relevant regular record date by virtue of having been such Securityholder; and such Defaulted Interest shall be paid by the Company to the Persons in whose names such Debt Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing at least 25 days prior to the date of the proposed payment of the amount of Defaulted Interest proposed to be paid on each such Debt Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than fifteen nor less than the Business Day prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Securityholder at its address as it appears in the Debt Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Debt Securities (or their respective Predecessor Securities) are registered on such special record date and shall be no longer payable.
     The Company may make payment of any Deferred Interest on any Debt Securities in any other lawful manner after notice given by the Company to the Trustee of the proposed payment method; provided, however, the Trustee in its sole discretion deems such payment method to be practical.
     Any interest (including Deferred Interest) scheduled to become payable on an Interest Payment Date occurring during an Extension Period shall not be Defaulted Interest and shall be payable on such other date as may be specified in the terms of such Debt Securities.
     The term “regular record date” as used in this Indenture shall mean the close of business on the Business Day preceding the applicable Interest Payment Date.

     Subject to the foregoing provisions of this Section, each Debt Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Debt Security.
     Section 2.09. Cancellation of Debt Securities Paid, Etc. All Debt Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee or any Authenticating Agent, shall be promptly canceled by it, and no Debt Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of or destroy all canceled Debt Securities in accordance with its customary practices unless the Company otherwise directs the Trustee in writing, in which case the Trustee shall dispose of such Debt Securities as directed by the Company. If the Company shall acquire any of the Debt Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debt Securities unless and until the same are surrendered to the Trustee for cancellation.
     Section 2.10. Computation of Interest. The amount of interest payable for each Payment Period will be calculated by applying the Interest Rate to the principal amount outstanding at the commencement of the Payment Period on the basis of a 360-day year consisting of twelve 30-day months; provided, however, that upon the occurrence of a Special Event Redemption pursuant to Section 10.02 the amounts payable pursuant to this Indenture shall be calculated as set forth in the definition of Special Redemption Price. All percentages resulting from any calculations on the Debt Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).
     The Interest Rate for any Payment Period will at no time be higher than the maximum rate then permitted by New York law as the same may be modified by United States law.
     Subject to the corrective rights set forth above, all certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of interest on the Debt Securities and distributions on the Capital Securities by the Trustee or the Institutional Trustee will (in the absence of willful default, bad faith and manifest error) be final, conclusive and binding on the Trust, the Company and all of the Securityholders and the Capital Securities, and no liability shall (in the absence of willful default, bad faith or manifest error) attach to the Trustee or the Institutional Trustee in connection with the exercise or non-exercise by either of them or their respective powers, duties and discretion.
     Section 2.11. Extension of Payment Period. So long as no Event of Default pursuant to paragraphs (c), (e), (f) or (g) of Section 5.01 of the Indenture has occurred and is continuing, the Company shall have the right under the Indenture, from time to time and without causing an Event of Default, to defer payments of interest on the Debt Securities by extending the Payment

Period on the Debt Securities at any time and from time to time during the term of the Debt Securities, for up to twenty consecutive quarterly periods (each such extended Payment Period, an “Extension Period”), during which Extension Period no interest shall be due and payable (except any Additional Interest that may be due and payable). No Extension Period may end on a date other than an Interest Payment Date. During any Extension Period, interest will continue to accrue on the Debt Securities, and interest on such accrued interest (such accrued interest and interest thereon referred to herein as “Deferred Interest”) will accrue at an annual rate equal to the Interest Rate applicable during such Extension Period, compounded quarterly from the date such Deferred Interest would have been payable were it not for the Extension Period, to the extent permitted by law. No interest or Deferred Interest shall be due and payable during an Extension Period, except at the end thereof. At the end of any such Extension Period the Company shall pay all Deferred Interest then accrued and unpaid on the Debt Securities; provided, however, that no Extension Period may extend beyond the Maturity Date, Redemption Date (to the extent redeemed) or Special Redemption Date; and provided further, however, that during any such Extension Period, the Company shall be subject to the restrictions set forth in Section 3.08 of this Indenture. Prior to the termination of any Extension Period, the Company may further extend such period; provided that such period together with all such previous and further consecutive extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Maturity Date, Redemption Date (to the extent redeemed) or Special Redemption Date. Upon the termination of any Extension Period and upon the payment of all Deferred Interest, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest or Deferred Interest shall be due and payable during an Extension Period, except at the end thereof, but Deferred Interest shall accrue upon each installment of interest that would otherwise have been due and payable during such Extension Period until such installment is paid. The Company must give the Trustee notice of its election to begin any Extension Period or extend an Extension Period (“Notice”) not later than the related regular record date for the relevant Interest Payment Date. The Notice shall describe, in reasonable detail, why the Company has elected to begin an Extension Period. The Notice shall acknowledge and affirm the Company’s understanding that it is prohibited from issuing dividends and other distributions during the Extension Period. Upon receipt of the Notice, the Placement Agent shall have the right, at its sole discretion, to disclose the name of the Company, the fact that the Company has elected to begin an Extension Period and other information that such Placement Agent, at its sole discretion, deems relevant to the Company’s election to begin an Extension Period. The Trustee shall give notice of the Company’s election to begin a new Extension Period to the Securityholders.
     Section 2.12. CUSIP Numbers. The Company in issuing the Debt Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Securityholders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debt Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debt Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.
     Section 2.13. Income Tax Certification. As a condition to the payment of any principal of or interest on the Debt Securities without the imposition of withholding tax, the

Trustee shall require the previous delivery of properly completed and signed applicable U.S. federal income tax certifications (generally, an Internal Revenue Service Form W-9 (or applicable successor form) in the case of a person that is a “United States person” within the meaning of Section 7701 (a)(30) of the Code (under and as defined in the Declaration) or an Internal Revenue Service Form W-8 (or applicable successor form) in the case of a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, and any other certification acceptable to it to enable the Trustee or any Paying Agent to determine their respective duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold in respect of such Debt Securities.
     Section 2.14. Conversion of Debt Securities. Subject to and upon compliance with the provisions of this Section, the Debt Securities are convertible into Common Stock of the Company. In the event that holders of Capital Securities exercise the right to convert all or any portion of the Capital Securities for Debt Securities, the Conversion Agent shall convert such Debt Securities into shares of Common Stock in the manner described herein and subject to the following terms and conditions:
     (a) The Debt Securities are convertible solely on April 1, 2010 into fully paid, validly issued and nonassessable shares of Common Stock pursuant to a Capital Securities Holder’s direction to the Conversion Agent, subject to the terms of the Declaration, to exchange all or a portion of the principal of Capital Securities held by such Capital Securities Holder in accordance with the provisions of Section 2.14(b), for a portion of the Debt Securities theretofore held by the Trust on the basis of one Trust Security per $1,000 principal amount of Debt Securities, and convert such amount of Debt Securities as promptly as practicable thereafter (and in any event within two Business Days of the filing with the Conversion Agent of the certificate required by Section 2.14(f) hereof) into fully paid and nonassessable shares of Common Stock, equal to the aggregate face amount of Capital Securities being exchanged divided by the Stock Price, as adjusted pursuant to this Section 2.14 (the “Conversion Price”). The Conversion Agent may conclusively rely upon the determination of the Conversion Price by the Company.
     (b) To convert all or a portion of the Debt Securities, a Capital Securities Holder shall deliver to the Conversion Agent and to the Company a Conversion Request which shall specify the requested date of conversion (which date must be April 1, 2010) (the “Conversion Date”) which shall be delivered no later than the Business Day prior to the Conversion Date. The conversion of Capital Securities to Debt Securities shall occur in accordance with the terms of the Declaration and as promptly as practicable thereafter (and in any event within two Business Days of the filing with the Conversion Agent of the certificate required by Section 2.14(f) hereof), the Conversion Agent shall convert such Debt Securities, on behalf of such Capital Securities Holder, into Common Stock based on Conversion Price. The Conversion Agent shall notify the Institutional Trustee, on behalf of the Trust, of the Capital Securities Holder’s election to exchange Capital Securities for a portion of the Debt Securities held by the Trust, and the Institutional Trustee, on behalf of the Trust, shall, as promptly as practicable upon the receipt of such notice (and in any event within two Business Days of the filing with the Conversion Agent of the certificate required by Section 2.14(f) hereof), deliver to the Conversion

Agent the appropriate principal amount of Debt Securities for exchange in accordance with this Section 2.14. So long as any Capital Securities are outstanding, the Trust shall not convert any Debt Securities into shares of Common Stock except pursuant to a Conversion Request delivered to the Conversion Agent by a holder of Capital Securities.
     (i) Except as provided in Section 2.14(b)(ii) or (iii) below, a Capital Securities Holder who converts Debt Securities on or prior to a record date shall be entitled to receive, on the next Interest Payment Date, a payment equal to the amount of all accrued and unpaid interest on such converted Debt Securities, accruing through, but excluding, the date of such conversion.
     (ii) Except as provided in Section 2.14(b)(iii) below with respect to conversion of Debt Securities after a Redemption/Distribution Notice has been given, if any Debt Securities are converted during an Extension Period, subject to and as provided in the Declaration, a Capital Securities Holder may elect to (A) convert all or any part of the accrued and unpaid interest on the converted Debt Securities into shares of Common Stock on the Conversion Date in an amount equal to such accrued and unpaid interest divided by the Conversion Price; provided, that such election would not cause the Company to be in violation of applicable rules of the NYSE; or (B) receive such accrued and unpaid interest on the converted Debt Securities up to, but excluding the Conversion Date (including Deferred Interest thereon, if any, to the extent permitted by applicable laws, rules or regulations) on the Interest Payment Date upon which such Extension Period ends. In the event that the Holder does not elect either clause (A) or (B) above in the Conversion Request, the Holder shall be deemed to have elected clause (B).
     (iii) If a Redemption/Distribution Notice is mailed or otherwise given to Holders, then, if any Holder converts any Debt Securities on any date on or after the date on which such Redemption/Distribution Notice is mailed or otherwise given, such converting Holder shall be entitled to receive on the Conversion Date or as promptly as practicable thereafter (and in any event within three Business Days of the Conversion Date), all accrued and unpaid interest on such converted Debt Securities (including Deferred Interest thereon, if any, to the extent permitted by applicable laws, rules or regulations) through, but excluding, the date of such conversion.
     (iv) If any Debt Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debt Security shall (subject to any right of the Capital Securities Holder) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.
(c) Subject to any right of the holder of such Debt Security or any Predecessor Security to receive interest as provided in Section 2.14(b), the Company’s delivery upon conversion of the fixed number of shares of Common Stock into which the Debt Securities and accrued and unpaid interest, if applicable, are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company’s obligation to pay the principal amount at maturity of the portion of Debt Securities so converted and any unpaid interest (including Additional Interest, if any) accrued on such Debt Securities from the time of such conversion, and such Debt Securities shall be extinguished.
     No fractional shares of Common Stock shall be issued as a result of conversion, but in lieu thereof, the Company shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the Conversion Price, and the Conversion Agent in turn shall make such payment, if any, to the Capital Securities Holder so converted.
     In the event of the conversion of any Debt Security in part only, a new Debt Security or Debt Securities for the unconverted portion thereof shall be issued in the name of the Securityholder thereof upon the cancellation thereof in accordance with Section 2.05.
     In effecting the conversion transactions described in this Section, the Conversion Agent is acting as agent of the Capital Securities Holders (in the exchange of Capital Securities for Debt Securities) and as agent of the Securityholders (in the conversion of Debt Securities into Common Stock), as the case may be, directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (a) to exchange Capital Securities for Debt Securities held by the Trust from time to time in connection with the conversion of such Capital Securities in accordance with this Section 2.14, and (b) to automatically convert all or a portion of the Debt Securities into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Section 2.14 and the Declaration and to deliver to the Trust a new Debt Security or Debt Securities for any resulting unconverted principal amount.
     (d) The Conversion Price shall be subject to adjustment (without duplication) from time to time as follows:
     (i) While any of the Debt Securities are outstanding, in case the (A) the Company shall pay a dividend or make a distribution with respect to its Common Stock in shares of Common Stock; (B) the Company or any of its subsidiaries subdivides, splits or combines its outstanding shares of Common Stock; (C) the Company or any of its subsidiaries issues to all holders of the shares of Common Stock (and does not make the equivalent issuance to the Holders of the Debt Securities) rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 180 days (or any shorter period) from the date of issuance of such rights or warrants, to subscribe for or purchase shares of Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants; or (D) the Company or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock (and does not make the equivalent offer to the Holders of the Debt Securities) where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price shall be equitably adjusted giving appropriate cumulative effect to the action or actions set forth in (A) through (D) above as reasonably agreed by the Company and the Holders of the Capital Securities on the Conversion Date in the manner described in Section 2.14(f). An adjustment made pursuant to this Section 2.14(d)(i) shall become effective on the Conversion Date; provided, however, that in the event that such action described in (A) through (D) above is not effected, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect but for such proposed transaction. If, as a result of an adjustment made pursuant to this Section 2.14(d)(i), the holder of any Debt Security thereafter surrendered for conversion shall become entitled to receive shares of two or more classes or series of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a Board Resolution filed with the Trustee) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes or series of capital stock.
     (ii) To the extent that the Company has a rights plan in effect with respect to the Common Stock on the Conversion Date, upon conversion of any of the Debt Securities, Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to the Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Company had made a distribution to all holders of the Common Stock as described in clause (i) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
     (iii) The Company may make such decrease in the Conversion Price, in addition to that required by Section 2.14(d)(i) and (ii), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.
     (e) In the event that the Company shall be a party to any transaction, including, without limitation, (i) recapitalization or reclassification of the Common Stock (other than a change in par value), or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock); or (ii) any compulsory share exchange, in each case pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each Debt Security then outstanding shall have the right thereafter to convert each Debt Security only into the kind and amount of securities, cash or other property, receivable upon consummation of such transaction by a holder of the number of shares of Common Stock of the Company into which such Debt Security could have been converted immediately prior to such transaction.

     The Company or the Person formed by such consolidation or resulting from such merger or which acquired such assets or which acquires the shares of the Company, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2.14. The above provisions shall similarly apply to successive transactions of the foregoing type.
     (f) On the Conversion Date, the Company shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer or Vice President of the Company and by its Chief Financial Officer, Treasurer or an Assistant Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based (including, without limitation, describing the adjustments, if any, that were made with respect to the Stock Price and all the components of that definition, and the facts upon which such adjustments were based). Upon approval of such certificate by the Holders of at least a majority in liquidation amount of the Capital Securities being converted, the certificate shall forthwith be filed with the Trustee, the Conversion Agent and the transfer agent for the Trust Securities and the Debt Securities and notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all record Trust Securities Holders and Securityholders at their last addresses as they appear upon the stock transfer books of the Company and the Trust.
     (g) In case:
     (i) the Company shall authorize a tender or exchange offer that would require an adjustment pursuant to Section 2.14(d)(i);
     (ii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or
     (iii) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
then the Company shall (1) if any Trust Securities are outstanding, cause to be filed with the transfer agent for the Trust Securities, and shall cause to be mailed to the Trust Securities Holders, at their last addresses as they shall appear upon the Security Register of the Trust; or (2) shall cause to be mailed to all Securityholders at their last addresses as they shall appear in the Security Register, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).
     (h) Notwithstanding anything to the contrary contained herein, the Conversion Price shall not be adjusted:
     (A) if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Debt Securities, without having to convert the Debt Securities, as if they held the full number of shares of Common Stock into which a Debt Security may then be converted;
     (B) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
     (C) upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;
     (D) upon the issuance of any shares of Common Stock pursuant to any employee benefit plan or program of the Company or any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Debt Securities were first issued and not substantially amended thereafter;
     (E) for a change in the par value or no par value of Common Stock; or
     (F) in the case of the issuance of any stock (or debentures convertible into or exchangeable for stock) of the Company except as specifically described in this Section 2.14.
     (i) Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Securityholder to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind of account) of any shares of Common Stock or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debt Security; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Debt Security for the purpose of conversion, or, except as expressly herein provided, to comply with any of the covenants of the Company contained in Article III or this Section 2.14.
     (j) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Debt Securities, free from any preemptive or other similar rights, such number of such shares of Common Stock as shall from time to time be issuable upon the conversion of all of the Debt Securities then outstanding. Notwithstanding the foregoing, the Company shall be entitled to deliver, upon conversion of Debt Securities, shares of Common Stock reacquired and held in the treasury of the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances. Any shares of Common Stock issued upon conversion of the Debt Securities shall be duly authorized, validly issued, fully paid and nonassessable. Each of the Company and the Trust shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Common Stock issuable upon conversion of Debt Securities (and all requirements to list such Common Stock on any national securities exchange or quotation system that are at the time applicable), to enable the Company lawfully to issue Common Stock to the Securityholders upon such conversion.
     (k) The Company shall pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of Debt Securities. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the Capital Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid.
     (l) Nothing in the preceding Section 2.14(k) shall limit the requirement of the Company to withhold taxes pursuant to the terms of the Debt Securities or as otherwise set forth in this Indenture or otherwise require the Trustee or the Company to pay any amounts on account of such withholding.
     Section 2.15. Global Debt Securities. The Debt Securities will initially be issued in the form of one or more definitive Debt Securities. Solely upon the election of the holder of Outstanding Debt Securities, which election need not be in writing, the definitive Debt Securities owned by such holder shall be exchanged for Debt Securities issued in the form of one or more Global Debt Securities registered in the name of the Depositary or its nominee. Each Global Debenture issued under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Debt Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Debt Security shall constitute a single Debt Security for all purposes of this Indenture. The Company agrees to cause this Indenture to be amended to include the terms applicable to such Global Debt Securities at the time of such election by the Securityholder.
ARTICLE III
PARTICULAR COVENANTS OF THE COMPANY
     Section 3.01. Payment of Principal, Premium and Interest; Agreed Treatment of the Debt Securities.
     (a) The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest and any Additional Interest and other payments on the Debt Securities at the place, at the respective times and in the manner provided in this Indenture and the Debt Securities. At the option of the Company, each installment of interest on the Debt Securities may be paid (i) by mailing checks for such interest payable to the order of the Securityholders entitled thereto as they appear on the Debt Security Register if a request for a wire transfer has not been received by the Company; or (ii) by wire transfer to any account with a banking institution located in the United States designated in writing by such Securityholders to the Paying Agent no later than the related record date. Notwithstanding the foregoing, so long as the holder of any Debt Security is the Institutional Trustee, the payment of the principal of and interest on such Debt Security will be made in immediately available funds at such place and to such account as may be designated by the Institutional Trustee.
     (b) The Company and each of the Securityholders will treat the Debt Securities as indebtedness, and the amounts, other than payments of principal, payable in respect of the principal amount of such Debt Securities as interest, for all United States federal income tax purposes. All payments in respect of such Debt Securities will be made free and clear of United States withholding tax to any beneficial owner thereof that has provided (i) an Internal Revenue Service Form W-9 or W-8BEN (or any substitute or successor form) establishing its non-United States status for United States federal income tax purposes, and establishing a complete exemption from U.S. withholding tax, or (ii) any other applicable form establishing a complete exemption from U.S. withholding tax.
     (c) As of the date of this Indenture, the Company represents that it has no present intention to exercise its right under Section 2.11 to defer payments of interest on the Debt Securities by commencing an Extension Period.
     (d) As of the date of this Indenture, the Company represents that the likelihood that it would exercise its right under Section 2.11 to defer payments of interest on the Debt Securities by commencing an Extension Period at any time during which the Debt Securities are outstanding is remote because of the restrictions that would be imposed on the Company’s ability to declare or pay dividends or distributions on, or to redeem, purchase or make a liquidation payment with respect to, any of its outstanding equity and on the Company’s ability to make any payments of principal of or premium, if any, or interest on, or repurchase or redeem, any of its debt securities that rank pari passu in all respects with (or junior in interest to) the Debt Securities.
     Section 3.02. Offices for Notices and Payments, Etc. So long as any of the Debt Securities remain outstanding, the Company will maintain an office or agency where the Debt Securities may be presented for payment, an office or agency where the Debt Securities may be presented for registration of transfer and for exchange as provided in this Indenture and an office or agency where notices and demands to or upon the Company in respect of the Debt Securities or of this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Until otherwise designated from time to time by the Company in a notice to the Trustee, or specified as contemplated by Section 2.05, such office or agency for all of the above purposes shall be the office or agency of the Trustee at the address set forth in Section 14.04. In case the Company shall fail to maintain any such office or agency, or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Principal Office of the Trustee.
     In addition to any such office or agency, the Company may from time to time designate one or more other offices or agencies where the Debt Securities may be presented for registration of transfer and for exchange in the manner provided in this Indenture, and the Company may from time to time rescind such designation, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain any such office or agency for the purposes above mentioned. The Company will give to the Trustee prompt written notice of any such designation or rescission thereof.
     Section 3.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.09, a Trustee, so that there shall at all times be a Trustee hereunder.
     Section 3.04. Provision as to Paying Agent.
     (a) If the Company shall appoint a Paying Agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provision of this Section 3.04:
     (i) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest, if any, on the Debt Securities (whether such sums have been paid to it by the Company or by any other obligor on the Debt Securities) in trust for the benefit of the Securityholders;
     (ii) that it will give the Trustee prompt written notice of any failure by the Company (or by any other obligor on the Debt Securities) to make any payment of the principal of and premium, if any, or interest, if any, on the Debt Securities when the same shall be due and payable; and

     (iii) that it will, at any time during the continuance of any Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of and premium, if any, or interest, or other payments due, if any, on the Debt Securities, set aside, segregate and hold in trust for the benefit of the Securityholders a sum sufficient to pay such principal, premium, interest or other payments so becoming due and will notify the Trustee in writing of any failure to take such action and of any failure by the Company (or by any other obligor under the Debt Securities) to make any payment of the principal of and premium, if any, or interest or other payments, if any, on the Debt Securities when the same shall become due and payable.
     Whenever the Company shall have one or more Paying Agents for the Debt Securities, it will, on or prior to each due date of the principal of and premium, if any, or interest, if any, on the Debt Securities, deposit with a Paying Agent a sum sufficient to pay the principal, premium, interest, or other payments so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee in writing of its action or failure to act.
     (c) Anything in this Section 3.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Debt Securities, or for any other reason, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or any such Paying Agent, such sums to be held by the Trustee upon the same terms and conditions herein contained.
     (d) Anything in this Section 3.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.04 is subject to Sections 12.03 and 12.04.
     (e) The Company hereby initially appoints the Trustee to act as Paying Agent (the “Paying Agent”).
     Section 3.05. Certificate to Trustee. The Company will deliver to the Trustee on or before 120 days after the end of each fiscal year, so long as Debt Securities are outstanding hereunder, a Certificate stating that in the course of the performance by the signers of their duties as officers of the Company they would normally have knowledge of any default by the Company in the performance of any covenants of the Company contained herein, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature and status thereof. A form of such Certificate is attached hereto as Exhibit B.
     Section 3.06. Additional Interest. If and for so long as the Trust is the holder of all Debt Securities and the Trust is subject to or otherwise required to pay, or is required to withhold from distributions to holders of Trust Securities, any additional taxes (including withholding taxes), duties, assessments, or other governmental charges as a result of a Tax Event, the Company will pay such additional amounts (“Additional Interest”) on the Debt Securities as shall be required so that the net amounts received and retained by the Trust for distribution to holders of Trust Securities after paying all taxes (including withholding taxes), duties, assessments, or other governmental charges will be equal to the amounts the Trust would have received and retained for distribution to holders of Trust Securities after paying all taxes (including withholding taxes on distributions to holders of Trust Securities), duties, assessments or other governmental charges if no such additional taxes, duties, assessments, or other governmental charges had been imposed. Whenever in this Indenture or the Debt Securities there is a reference in any context to the payment of principal of, or premium, if any, or interest on the Debt Securities, such mention shall be deemed to include mention of payments of the Additional Interest provided for in this Section to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Interest (if applicable) in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made; provided, however, that notwithstanding anything to the contrary contained in this Indenture or any Debt Security, the deferral of the payment of interest during an Extension Period pursuant to Section 2.11 shall not defer the payment of any Additional Interest that may be due and payable.
     Section 3.07. Compliance With Consolidation Provisions. The Company will not, while any of the Debt Securities remain outstanding, consolidate with, or merge into any other Person, or merge into itself, or sell, convey, transfer or otherwise dispose of all or substantially all of its property or capital stock to any other Person unless the provisions of Article XI hereof are complied with.
     Section 3.08. Limitation on Dividends. If Debt Securities are initially issued to the Trust or a trustee of such Trust in connection with the issuance of Trust Securities by the Trust (regardless of whether Debt Securities continue to be held by such Trust) and (a) there shall have occurred and be continuing an Event of Default; (b) the Company shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee; or (c) the Company shall have given notice of its election to defer payments of interest on the Debt Securities by extending the Payment Period as provided herein and such period, or any extension thereof, shall be continuing, then the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock; or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Debt Securities or (iii) make any payment under any guarantees of the Company that rank pari passu in all respects with or junior in interest to the Capital Securities Guarantee (other than (A) repurchases, redemptions or other acquisitions of shares of capital stock of the Company (I) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, (II) in connection with a dividend reinvestment or stockholder stock purchase plan or (III) in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock), as consideration in an acquisition transaction entered into prior to the occurrence of (i), (ii) or (iii) above, (B) as a result of any exchange, reclassification, combination or conversion of any class or series of the Company’s capital stock

(or any capital stock of a subsidiary of the Company) for any class or series of the Company’s capital stock or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock, (C) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (D) any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any stockholder’s rights plan, or the redemption or repurchase of rights pursuant thereto, or (E) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith; or (F) payments under the Capital Securities Guarantee).
     Section 3.09. Covenants as to the Trust. For so long as the Trust Securities remain outstanding, the Company shall maintain 100% ownership of the Common Securities; provided, however, that any permitted successor of the Company under this Indenture that is a U.S. Person may succeed to the Company’s ownership of such Common Securities. The Company, as owner of the Common Securities, shall use commercially reasonable efforts to except in connection with a distribution of Debt Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, cause the Trust (a) to remain a statutory trust, (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes, and (c) to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Debt Securities.
ARTICLE IV
SECURITYHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE
TRUSTEE
     Section 4.01. Securityholders’ Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee:
     (a) on each regular record date for the Debt Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Securityholders as of such record date; and
     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
except that no such lists need be furnished under this Section 4.01 so long as the Trustee is in possession thereof by reason of its acting as Debt Security Registrar.
     Section 4.02. Preservation and Disclosure of Lists.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Securityholders (1)

contained in the most recent list furnished to it as provided in Section 4.01, or (2) received by it in the capacity of Debt Security Registrar (if so acting) hereunder. The Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.
     (b) In case three or more Securityholders (hereinafter referred to as “applicants”) apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Debt Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Securityholders with respect to their rights under this Indenture or under such Debt Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall within five Business Days after the receipt of such application, at the election of the Company, either:
     (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of Section 4.02(a) above; or
     (ii) inform such applicants as to the approximate number of Securityholders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of Section 4.02(a) above, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.
     If the Company shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Securityholder whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of Section 4.02(a) above, a copy of the form of proxy or other communication which is specified in such request with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission, if permitted or required by applicable law, together with a copy of the material to be mailed, a written statement of the Company to the effect that such mailing would be contrary to the best interests of the holders of all Debt Securities, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, as permitted or required by applicable law, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

     (c) Each and every Securityholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Paying Agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Securityholders in accordance with the provisions of Section 4.02(b) above, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said Section 4.02(b) above.
     Section 4.03. Financial and Other Information. The Company shall deliver to each Securityholder (1) each Report on Form 10-K and Form 10-Q prepared by the Company and filed with the Securities and Exchange Commission in accordance with the Exchange Act within 7 days after the filing thereof, (2) if the Company is not then (y) subject to Section 13 or 15(d) of the Exchange Act or (z) exempt from reporting pursuant to Rule 12g3-2(b) thereunder, the Company shall be required to provide within 45 days of the end of each calendar quarterly period and 90 days after the end of each calendar year, the information required to be provided by Rule 144A(d)(4) under the Securities Act and (3) within 30 days after the end of the fiscal year of the Company, Form 1099 or such other annual U.S. federal income tax information statement required by the Code containing such information with regard to the Debt Securities held by such Securityholder as is required by the Code and the income tax regulations of the U.S. Treasury thereunder.
ARTICLE V
REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS UPON AN EVENT OF
DEFAULT
     Section 5.01. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) the Company defaults in the payment of any interest upon any Debt Security when it becomes due and payable (unless the Company has elected and may defer interest payments pursuant to Section 2.11), and continuance of such default for a period of 30 days; for the avoidance of doubt, an extension of any Payment Period by the Company in accordance with Section 2.11 of this Indenture shall not constitute a default under this clause 5.01(a); or
     (b) the Company defaults in the payment of all or any part of the principal of (or premium, if any, on) any Debt Securities as and when the same shall become due and payable either at maturity, upon redemption, by declaration of acceleration or otherwise; or
     (c) the Company defaults in the payment of any interest upon any Debt Security when it becomes due and payable following the nonpayment of any such interest for 20 or more consecutive quarterly periods; or

     (d) the Company defaults in the performance of, or breaches, any of its covenants or agreements in Sections 3.06, 3.07, 3.08 or 3.09 of this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (e) a court of competent jurisdiction shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or
     (f) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization, or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or
     (g) the Trust shall have voluntarily or involuntarily liquidated, dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of the Debt Securities to holders of the Trust Securities in liquidation of their interests in the Trust; (ii) the redemption of all of the outstanding Trust Securities; or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration.
     If an Event of Default specified under clause (c) of this Section 5.01 occurs and is continuing with respect to the Debt Securities, then, and in each and every such case, unless the principal of the Debt Securities shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal of the Debt Securities and any premium and interest accrued, but unpaid, thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default specified under clause (e), (f) or (g) of this Section 5.01 occurs and is continuing with respect to the Debt Securities, then, and in each and every such case, the entire principal amount of the Debt Securities and any premium and interest accrued, but unpaid, thereon shall ipso facto become immediately due and payable without further action. Notwithstanding anything to the contrary in this Section 5.01, if at any time during the period in which this Indenture remains in force and effect, the Company ceases or elects to cease to be subject to the supervision and regulations of the Federal Reserve, OTS, OCC or similar regulatory authority overseeing bank, thrift, savings and loan or financial holding companies or similar institutions requiring specifications for the treatment of capital similar in nature to the capital adequacy guidelines under the Federal Reserve rules and regulations, then the first sentence of this paragraph shall be deemed to include clauses (a), (b) and (d) under this Section 5.01 as an Event of Default resulting in an acceleration of payment of the Debt Securities to the same extent as provided herein for clause (c).
     With respect to clause (d) of this Section 5.01, the Company agrees that in the event of a breach by the Company of its covenants or agreements mentioned therein, any remedy at law or in damages may prove inadequate and therefore the Company agrees that the Trustee shall be entitled to injunctive relief against the Company in the event of any breach or threatened breach by the Company, in addition to any other relief (including damages) available to the Trustee under this Indenture or under law.
     The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Debt Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, (a) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debt Securities and the principal of and premium, if any, on the Debt Securities which shall have become due otherwise than by acceleration (with interest upon all such payments and Deferred Interest, to the extent permitted by law) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other amounts due to the Trustee pursuant to Section 6.06, if any; and (b) all Events of Default under this Indenture, other than the non-payment of the principal of or premium, if any and interest on Debt Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein; then and in each and every such case the holders of a majority in aggregate principal amount of the Debt Securities then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon; provided, however, that if the Debt Securities are held by the Trust or a trustee of the Trust, such waiver or rescission and annulment shall not be effective until the holders of a majority in aggregate liquidation amount of the outstanding Capital Securities of the Trust shall have consented to such waiver or rescission and annulment.
     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Securityholders shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceeding had been taken.
     Section 5.02. Payment of Debt Securities on Default; Suit Therefor. The Company covenants that upon the occurrence of an Event of Default pursuant to paragraphs (c), (e), (f) or

(g) of Section 5.01, and upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Securityholders, the whole amount that then shall have become due and payable on all Debt Securities including Deferred Interest accrued on the Debt Securities (to the extent that payment of such interest is enforceable under applicable law and, if the Debt Securities are held by the Trust or a trustee of such Trust, without duplication of any other amounts paid by the Trust or a trustee in respect thereof); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any other amounts due to the Trustee under Section 6.06. In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on such Debt Securities and collect in the manner provided by law out of the property of the Company or any other obligor on such Debt Securities wherever situated the moneys adjudged or decreed to be payable.
     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debt Securities under Bankruptcy Law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor upon the Debt Securities, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debt Securities shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.02, shall be entitled and empowered, by intervention in such proceedings or otherwise:
     (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Debt Securities;
     (b) in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all other amounts due to the Trustee under Section 6.06), and of the Securityholders allowed in such judicial proceedings relative to the Company or any other obligor on the Debt Securities, or to the creditors or property of the Company or such other obligor, unless prohibited by applicable law and regulations, to vote on behalf of the Securityholders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings;
     (c) to collect and receive any moneys or other property payable or deliverable on any such claims; and
     (d) to distribute the same after the deduction of its charges and expenses.

     Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Securityholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other amounts due to the Trustee under Section 6.06 hereof.
     Nothing herein contained shall be construed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.
     All rights of action and of asserting claims under this Indenture, or under any of the Debt Securities, may be enforced by the Trustee without the possession of any of the Debt Securities, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Securityholders.
     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Securityholders, and it shall not be necessary to make any Securityholders parties to any such proceedings.
     Section 5.03. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee or otherwise distributed pursuant to this Article V shall be applied in the following order, at the date or dates specified pursuant hereto for the payment of such moneys, upon presentation of the several Debt Securities in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:
     FIRST, to the payment of costs and expenses incurred by, and reasonable fees of, the Trustee, its agents, attorneys and counsel, and of all other amounts due to the Trustee under Section 6.06;
     SECOND, to the payment of all Senior Indebtedness of the Company if and to the extent required by Article XV;
     THIRD, to the payment of the amounts then due and unpaid upon Debt Securities for principal (and premium, if any), and interest on the Debt Securities, in respect of which or for the benefit of which money has been collected, ratably, without preference or priority of any kind, according to the amounts due on such Debt Securities; and
     FOURTH, the balance, if any, to the Company.
     Section 5.04. Proceedings by Securityholders. No Securityholder shall have any right to institute any suit, action or proceeding for any remedy hereunder, unless such Securityholder previously shall have given to the Trustee written notice of an Event of Default with respect to the Debt Securities and unless the holders of not less than 25% in aggregate principal amount of the Debt Securities then outstanding shall have given the Trustee a written request to institute such action, suit or proceeding and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding; provided, that no Securityholder shall have any right to prejudice the rights of any other Securityholder, obtain priority or preference over any other such Securityholder or enforce any right under this Indenture except in the manner herein provided and for the equal, ratable and common benefit of all Securityholders.
     Notwithstanding any other provisions in this Indenture, however, the right of any Securityholder to receive payment of the principal of, premium, if any, and interest, on such Debt Security when due, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such Securityholder. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
     Section 5.05. Proceedings by Trustee. In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
     Section 5.06. Remedies Cumulative and Continuing; Delay or Omission Not a Waiver. Except as otherwise provided in Section 2.06, all powers and remedies given by this Article V to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the Securityholders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to the Debt Securities, and no delay or omission of the Trustee or of any Securityholder to exercise any right, remedy or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right, remedy or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.04, every power and remedy given by this Article V or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee (in accordance with its duties under Section 6.01) or by the Securityholders.
     Section 5.07. Direction of Proceedings and Waiver of Defaults by Majority of Securityholders. The holders of a majority in aggregate principal amount of the Debt Securities affected (voting as one class) at the time outstanding and, if the Debt Securities are held by the Trust or a trustee of the Trust, the holders of a majority in aggregate liquidation amount of the outstanding Capital Securities of the Trust shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such Debt Securities; provided, however, that if the Debt Securities are held by the Trust or a trustee of the Trust, such time, method and place or such exercise, as the case may be, may not be so directed until the holders of a majority in aggregate liquidation amount of the outstanding Capital Securities of the Trust shall have directed such time, method and place or such exercise, as the case may be; provided, further, however, that (subject to the provisions of Section 6.01) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action so directed would be unjustly prejudicial to the holders not taking part in such direction or if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if a Responsible Officer of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability.
     Prior to any declaration of acceleration, or ipso facto acceleration, of the maturity of the Debt Securities, the holders of a majority in aggregate principal amount of the Debt Securities at the time outstanding may on behalf of the holders of all of the Debt Securities waive (or modify any previously granted waiver of) any past default or Event of Default, and its consequences, except a default (a) in the payment of principal of, premium, if any, or interest on any of the Debt Securities; (b) in respect of covenants or provisions hereof which cannot be modified or amended without the consent of the Securityholder affected; or (c) in respect of the covenants contained in Section 3.09; provided, however, that if the Debt Securities are held by the Trust or a trustee of the Trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in Liquidation Amount of the Trust Securities of the Trust shall have consented to such waiver or modification to such waiver; provided, further, that if the consent of the holder of each outstanding Debt Security is required, such waiver or modification to such waiver shall not be effective until each holder of the outstanding Capital Securities of the Trust shall have consented to such waiver or modification to such waiver. Upon any such waiver or modification to such waiver, the Default or Event of Default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the Securityholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver or modification to such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section, said Default or Event of Default shall for all purposes of the Debt Securities and this Indenture be deemed to have been cured and to be not continuing.
     Section 5.08. Notice of Defaults. The Trustee shall, within 30 days after the actual knowledge (through written notice or otherwise) by a Responsible Officer of the Trustee of the occurrence of a Default with respect to the Debt Securities, mail to all Securityholders, as the names and addresses of such Securityholders appear upon the Debt Security Register, notice of all Defaults with respect to the Debt Securities known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term “defaults” for the purpose of this Section 5.08 being hereby defined to be the events specified in Sections 5.01(a), (b), (c), (d), (e), (f) and (g) including periods of grace, if any, provided for therein); provided, however, that, except in the case of default in the payment of the principal of, premium, if any, or interest on any of the Debt Securities, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders.

     Section 5.09. Undertaking To Pay Costs. All parties to this Indenture agree, and each Securityholder by such Securityholder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 5.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than 10% in principal amount of the Debt Securities (or, if such Debt Securities are held by the Trust or a trustee of the Trust, more than 10% in liquidation amount of the outstanding Capital Securities), to any suit instituted by any Securityholder for the enforcement of the payment of the principal of, or premium, if any, or interest on any Debt Security against the Company on or after the same shall have become due and payable, or to any suit instituted in accordance with Section 14.12.
ARTICLE VI
CONCERNING THE TRUSTEE
     Section 6.01. Duties and Responsibilities of Trustee. With respect to the Securityholders issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Debt Securities and after the curing or waiving of all Events of Default which may have occurred, with respect to the Debt Securities, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Debt Securities has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (a) prior to the occurrence of an Event of Default with respect to the Debt Securities and after the curing or waiving of all Events of Default which may have occurred:
     (i) the duties and obligations of the Trustee with respect to the Debt Securities shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations with respect to the Debt Securities as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;
     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of the Securityholders pursuant to Section 5.07, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
     (d) the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Debt Securities unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any other obligor on the Debt Securities or by any Securityholder, except with respect to an Event of Default pursuant to Sections 5.01(a), 5.01(b) or 5.01(c) hereof (other than an Event of Default resulting from the default in the payment of Additional Interest or premium, if any, if the Trustee does not have actual knowledge or written notice that such payment is due and payable), of which the Trustee shall be deemed to have knowledge; and
     (e) in the absence of bad faith on the part of the Trustee, the Trustee may seek and rely on reasonable instructions from the Company.
     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is ground for believing that the repayment of such funds or liability is not assured to it under the terms of this Indenture or indemnity satisfactory to the Trustee against such risk is not reasonably assured to it.
     Any of the rights, protections and indemnities that the Trustee is entitled to under this Indenture shall extend to the Trustee in each other role as the Trustee may serve hereunder.
     Section 6.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 6.01:
     (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
     (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;
     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to the Debt Securities (that has not been cured or waived) to exercise with respect to the Debt Securities such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon, or other paper or document, unless requested in writing to do so by the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities affected thereby; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding; and
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (including any Authenticating Agent) or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care.
     Section 6.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Debt Securities (except in the certificate of authentication of the Trustee or the

Authenticating Agent) shall be taken as the statements of the Company, and the Trustee and the Authenticating Agent assume no responsibility for the correctness of the same. The Trustee and the Authenticating Agent make no representations as to the validity or sufficiency of this Indenture or of the Debt Securities. The Trustee and the Authenticating Agent shall not be accountable for the use or application by the Company of any Debt Securities or the proceeds of any Debt Securities authenticated and delivered by the Trustee or the Authenticating Agent in conformity with the provisions of this Indenture.
     Section 6.04. Trustee, Authenticating Agent, Paying Agents, Transfer Agents or Registrar May Own Debt Securities. The Trustee or any Authenticating Agent or any Paying Agent or any transfer agent or any Debt Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and may otherwise deal with the Company or an affiliate of the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, transfer agent or Debt Security Registrar.
     Section 6.05. Moneys To Be Held in Trust. Subject to the provisions of Section 12.04, all moneys received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purpose for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee and any Paying Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys, if any, shall be paid from time to time to the Company upon the written order of the Company, signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, a Vice President, the Treasurer or an Assistant Treasurer of the Company.
     Section 6.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Company (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company further covenants and agrees to pay or reimburse the Trustee upon its written request for all documented reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. For purposes of clarification, this Section 6.06 does not contemplate the payment by the Company of acceptance or annual administration fees owing to the Trustee pursuant to the services to be provided by the Trustee under this Indenture or the fees and expenses of the Trustee’s counsel in connection with the closing of the transactions contemplated by this Indenture. The Company also covenants to indemnify each of the Trustee or any predecessor Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence, willful misconduct or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this Trust, including the costs and expenses of defending itself against any claim of liability. The obligations of the Company under this Section 6.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for documented expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Debt Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debt Securities.
     Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(e), (f) or (g), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.
     The provisions of this Section shall survive the resignation or removal of the Trustee and the defeasance or other termination of this Indenture.
     Notwithstanding anything in this Indenture or any Debt Security to the contrary, the Trustee shall have no obligation whatsoever to advance funds to pay any principal of or interest on or other amounts with respect to the Debt Securities or otherwise advance funds to or on behalf of the Company.
     Section 6.07. Officers’ Certificate as Evidence. Except as otherwise provided in Sections 6.01 and 6.02, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence, willful misconduct or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
     Section 6.08. Eligibility of Trustee. The Trustee hereunder shall at all times be a U.S. Person that is a corporation, trust company or national banking association organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia or a corporation or other Person authorized under such laws to exercise corporate trust powers, having (or whose obligations under this Indenture are guaranteed by an affiliate having) a combined capital and surplus of at least $50,000,000 U.S. and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation, trust company or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.08 the combined capital and surplus of such corporation, trust company or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent records of condition so published.
     The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee, notwithstanding that such corporation, trust company or national banking association shall be otherwise eligible and qualified under this Article.

     In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.08, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.09.
     If the Trustee has or shall acquire any “conflicting interest” within the meaning of § 310(b) of the Trust Indenture Act of 1939, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to this Indenture.
     Section 6.09. Resignation or Removal of Trustee.
     (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof, at the Company’s expense, to the Securityholders at their addresses as they shall appear on the Debt Security Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of its Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation to the affected Securityholders, the resigning Trustee, at the expense of the Company, may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Securityholder who has been a bona fide holder of a Debt Security or Debt Securities for at least six months may, subject to the provisions of Section 5.09, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee. Any resignation of the Trustee shall be deemed to be a resignation as the Paying Agent and as Debt Security Registrar if the Trustee was servicing in such capacities prior to such resignation.
     (b) In case at any time any of the following shall occur:
     (i) the Trustee shall fail to comply with the provisions of Section 6.08 after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Debt Security or Debt Securities for at least six months;
     (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.08 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or
     (iii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or, subject to the provisions of Section 5.09, if no successor Trustee shall have been so appointed and have accepted appointment within 30 days of the occurrence of any of clauses (i), (ii) or (iii) above, any Securityholder who has been a bona fide holder of a Debt Security or Debt Securities for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.
     (c) Upon prior written notice to the Company and the Trustee, the holders of a majority in aggregate principal amount of the Debt Securities at the time outstanding may at any time remove the Trustee and nominate a successor Trustee, which shall be deemed appointed as successor Trustee unless within 10 Business Days after such nomination the Company objects thereto, in which case, or in the case of a failure by such Securityholders to nominate a successor Trustee, the Trustee so removed or any Securityholder, upon the terms and conditions and otherwise as in Section 6.09(a) above, provided, may petition any court of competent jurisdiction for an appointment of a successor.
     (d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 6.10.
     Section 6.10. Acceptance by Successor Trustee. Any successor Trustee appointed as provided in Section 6.09 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to the Debt Securities of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 6.06, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee thereunder. Upon reasonable request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.06.
     If a successor Trustee is appointed, the Company, the retiring Trustee and the successor Trustee shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Trust hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.
     No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 6.08.
     In no event shall a retiring Trustee be liable for the acts or omissions of any successor Trustee hereunder.
     Upon acceptance of appointment by a successor Trustee as provided in this Section 6.10, the Company shall mail notice of the succession of such Trustee hereunder to the Securityholders at their addresses as they shall appear on the Debt Security Register. If the Company fails to mail such notice within 10 Business Days after the acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.
     Section 6.11. Succession by Merger, Etc. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such Person shall be otherwise eligible and qualified under this Article.
     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Debt Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Debt Securities so authenticated; and in case at that time any of the Debt Securities shall not have been authenticated, any successor to the Trustee may authenticate such Debt Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debt Securities or in this Indenture; provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debt Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 6.12. Authenticating Agents. There may be one or more Authenticating Agents appointed by the Trustee upon the request of the Company with power to act on its behalf and subject to its direction in the authentication and delivery of Debt Securities issued upon exchange or registration of transfer thereof as fully to all intents and purposes as though any such Authenticating Agent had been expressly authorized to authenticate and deliver Debt Securities; provided, however, that the Trustee shall have no liability to the Company for any acts or omissions of the Authenticating Agent with respect to the authentication and delivery of Debt Securities. Any such Authenticating Agent shall at all times be a Person organized and doing business under the laws of the United States or of any state or territory thereof or of the District of Columbia authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least $50,000,000 and being subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such Person publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 6.12 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect herein specified in this Section.
     Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor Person is otherwise eligible under this Section 6.12 without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent.
     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent with respect to the Debt Securities by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 6.12, the Trustee may, and upon the request of the Company shall, promptly appoint a successor Authenticating Agent eligible under this Section 6.12, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Securityholders as the names and addresses of such Securityholders appear on the Debt Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities with respect to the Debt Securities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein.
     The Company agrees to pay to any Authenticating Agent from time to time reasonable compensation for its services. Any Authenticating Agent shall have no responsibility or liability for any action taken by it as such in accordance with the directions of the Trustee and shall receive such reasonable indemnity from the Company as it may require against the costs, expenses and liabilities incurred in furtherance of its duties under this Section 6.12.
ARTICLE VII
CONCERNING THE SECURITYHOLDERS
     Section 7.01. Action by Securityholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debt Securities or aggregate Liquidation Amount of the Capital Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Securityholders or holders of Capital Securities, as the case may be, in person or by agent or proxy appointed in writing, (b) by the record of such Securityholders voting in favor thereof at any meeting of such Securityholders duly called and held in accordance with the provisions of Article VIII or of such holders of Capital Securities duly called and held in accordance with the provisions of the Declaration, (c) by a combination of such instrument or instruments and any such record of such a meeting of such Securityholders or holders of Capital Securities, as the case may be, or (d) by any other method the Trustee deems satisfactory.
     If the Company shall solicit from the Securityholders any request, demand, authorization, direction, notice, consent, waiver or other action or revocation of the same, the Company may, at its option, as evidenced by an Officers’ Certificate, fix in advance a record date for such Debt Securities for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action or revocation of the same, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action or revocation of the same may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action or revocation of the same, and for that purpose the outstanding Debt Securities shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
     Section 7.02. Proof of Execution by Securityholders. Subject to the provisions of Sections 6.01, 6.02 and 8.05, proof of the execution of any instrument by a Securityholder or such Securityholder’s agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Debt Securities shall be proved by the Debt Security Register or by a certificate of the Debt Security Registrar. The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.
     The record of any Securityholders’ meeting shall be proved in the manner provided in Section 8.06.
     Section 7.03. Who Are Deemed Absolute Owners. Prior to due presentment for registration of transfer of any Debt Security, the Company, the Trustee, any Authenticating Agent, any Paying Agent, any transfer agent and any Debt Security Registrar may deem the Person in whose name such Debt Security shall be registered upon the Debt Security Register to be, and may treat such Person as, the absolute owner of such Debt Security (whether or not such Debt Security shall be overdue) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Debt Security and for all other purposes; and neither the Company nor the Trustee nor any Authenticating Agent nor any Paying Agent nor

any transfer agent nor any Debt Security Registrar shall be affected by any notice to the contrary. All such payments so made to any Securityholder for the time being or upon such Securityholder’s order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Debt Security.
     Section 7.04. Debt Securities Owned by Company Deemed Not Outstanding. In determining whether the holders of the requisite aggregate principal amount of Debt Securities have concurred in any direction, consent or waiver under this Indenture, Debt Securities which are owned by the Company or any other obligor on the Debt Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (other than the Trust) or any other obligor on the Debt Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, however, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Debt Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Debt Securities and that the pledgee is not the Company or any such other obligor or Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.
     Section 7.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debt Securities specified in this Indenture in connection with such action, any Securityholder (in cases where no record date has been set pursuant to Section 7.01) or any holder as of an applicable record date (in cases where a record date has been set pursuant to Section 7.01) of a Debt Security (or any Debt Security issued in whole or in part in exchange or substitution therefor) the serial number of which is shown by the evidence to be included in the Debt Securities the holders of which have consented to such action may, by filing written notice with the Trustee at the Principal Office of the Trustee and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Debt Security (or so far as concerns the principal amount represented by any exchanged or substituted Debt Security). Except as aforesaid any such action taken by the holder of any Debt Security shall be conclusive and binding upon such Securityholder and upon all future holders and owners of such Debt Security, and of any Debt Security issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon such Debt Security or any Debt Security issued in exchange or substitution therefor.
ARTICLE VIII
SECURITYHOLDERS’ MEETINGS
     Section 8.01. Purposes of Meetings. A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article VIII for any of the following purposes:

     (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article V;
     (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VI;
     (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or
     (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of such Debt Securities under any other provision of this Indenture or under applicable law.
     Section 8.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 8.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Securityholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to Securityholders affected at their addresses as they shall appear on the Debt Securities Register and, if the Company is not a Securityholder, to the Company. Such notice shall be mailed not less than 20 nor more than 180 days prior to the date fixed for the meeting.
     Section 8.03. Call of Meetings by Company or Securityholders. In case at any time the Company pursuant to a Board Resolution, or the holders of at least 10% in aggregate principal amount of the Debt Securities, as the case may be, then outstanding, shall have requested the Trustee to call a meeting of Securityholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Securityholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 8.01, by mailing notice thereof as provided in Section 8.02.
     Section 8.04. Qualifications for Voting. To be entitled to vote at any meeting of Securityholders a Person shall (a) be a holder of one or more Debt Securities with respect to which the meeting is being held; or (b) a Person appointed by an instrument in writing as proxy by a holder of one or more such Debt Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
     Section 8.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Debt Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.
     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 8.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote at the meeting.
     Subject to the provisions of Section 7.04, at any meeting each Securityholder with respect to which such meeting is being held or proxy therefor shall be entitled to one vote for each $1,000 principal amount of Debt Securities held or represented by such Securityholder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debt Securities held by such chairman or instruments in writing as aforesaid duly designating such chairman as the Person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 8.02 or 8.03 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
     Section 8.06. Voting. The vote upon any resolution submitted to any meeting of Securityholders with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such Securityholders or of their representatives by proxy and the serial number or numbers of the Debt Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.02. The record shall show the serial numbers of the Debt Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
     Section 8.07. Quorum; Actions. The Persons entitled to vote a majority in principal amount of the Debt Securities then outstanding shall constitute a quorum for a meeting of Securityholders; provided, however, that if any action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action that may be given by the holders of not less than a specified percentage in principal amount of the Debt Securities then outstanding, the Persons holding or representing such specified percentage in principal amount of the Debt Securities then outstanding will constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Securityholders, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the permanent chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the permanent chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 8.02, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Debt Securities then outstanding which shall constitute a quorum.
     Except as limited by the provisos in the first paragraph of Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the holders of a majority in principal amount of the Debt Securities then outstanding; provided, however, that, except as limited by the provisos in the first paragraph of Section 9.02, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action that this Indenture expressly provides may be given by the holders of not less than a specified percentage in principal amount of the Debt Securities then outstanding may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid only by the affirmative vote of the holders of a not less than such specified percentage in principal amount of the Debt Securities then outstanding.
     Any resolution passed or decision taken at any meeting of Securityholders duly held in accordance with this Section shall be binding on all the Securityholders, whether or not present or represented at the meeting.
     Section 8.08. Written Consent Without a Meeting. Whenever under this Indenture, Securityholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken. No consent shall be effective to take the action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this paragraph to the Trustee, written consents signed by a sufficient number of Securityholders entitled to vote thereon to take action are delivered to the Trustee at its Principal Office. Delivery made to the Trustee at its Principal Office, shall be by hand or by certificated or registered mail, return receipt requested. Written consent thus given by the Securityholders of such number of Debt Securities as is required hereunder, shall have the same effect as a valid vote of Securityholders of such number of Debt Securities.
ARTICLE IX
SUPPLEMENTAL INDENTURES
     Section 9.01. Supplemental Indentures Without Consent of Securityholders. The Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto, without the consent of the Securityholders, for one or more of the following purposes:

     (a) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company, pursuant to Article XI hereof;
     (b) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Securityholders as the Board of Directors shall consider to be for the protection of such Securityholders, and to make the occurrence, or the occurrence and continuance, of a Default in any of such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;
     (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make or amend such other provisions in regard to matters or questions arising under this Indenture; provided that any such action shall not materially adversely affect the interests of the Securityholders;
     (d) to add to, delete from, or revise the terms of Debt Securities, including, without limitation, any terms relating to the issuance, exchange, registration or transfer of Debt Securities, including to provide for transfer procedures and restrictions substantially similar to those applicable to the Capital Securities as required by Section 2.05 (for purposes of assuring that no registration of Debt Securities is required under the Securities Act); provided, however, that any such action shall not adversely affect the interests of the Securityholders then outstanding (it being understood, for purposes of this proviso, that transfer restrictions on Debt Securities substantially similar to those that were applicable to Capital Securities shall not be deemed to materially adversely affect the Securityholders);
     (e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debt Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;
     (f) to make any change (other than as elsewhere provided in this paragraph) that does not adversely affect the rights of any Securityholder in any material respect;
     (g) to provide for the issuance of and establish the form and terms and conditions of the Debt Securities, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or the Debt Securities, or to add to the rights of the Securityholders;

     (h) to provide for the issuance of Global Debt Securities in place of definitive Debt Securities and the designation of the Global Debt Securities for trading in the Private Offering, Resales and Trading through the Automatic Linkages system if available; or
     (i) to permit the qualification hereof and thereof under the Trust Indenture Act or any similar federal statute hereafter in effect or to permit the qualification of the Capital Securities for sale under the securities laws of the United States of America or any of the states of the United States of America, and, if they so determine, to add to this Indenture such other terms, conditions and provisions as may be permitted or required by said Trust Indenture Act or similar federal statute.
     The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company and the Trustee without the consent of the Securityholders at the time outstanding, notwithstanding any of the provisions of Section 9.02.
     Section 9.02. Supplemental Indentures With Consent of Securityholders. With the consent (evidenced as provided in Section 7.01) of the holders of not less than a majority in aggregate principal amount of the Debt Securities at the time outstanding affected by such supplemental indenture (voting as a class), the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Securityholders; provided, however, that no such supplemental indenture shall without the consent of the holders of each Debt Security then outstanding and affected thereby (i) change the Maturity Date of any Debt Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate (or manner of calculation of the rate) or extend the time of payment of interest thereon, or reduce (other than as a result of the maturity or earlier redemption of any such Debt Security in accordance with the terms of this Indenture and such Debt Security) or increase the aggregate principal amount of Debt Securities then outstanding, or change any of the redemption provisions, or make the principal thereof or any interest or premium thereon payable in any coin or currency other than United States Dollars, or impair or affect the right of any Securityholder to institute suit for payment thereof or impair the right of repayment, if any, at the option of the Securityholder, or (ii) reduce the aforesaid percentage of Debt Securities the holders of which are required to consent to any such supplemental indenture; and provided further, that if the Debt Securities are held by the Trust or a trustee of such trust, such supplemental indenture shall not be effective until the holders of a majority in Liquidation Amount of the outstanding Capital Securities shall have consented to such supplemental indenture; provided further, however, that if the consent of the Securityholder of each outstanding Debt Security is required, such supplemental indenture shall not be effective until each holder of the outstanding Capital Securities shall have consented to such supplemental indenture.
     Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders (and holders of Capital Securities, if required) as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by first-class mail, postage prepaid, a notice, prepared by the Company, setting forth in general terms the substance of such supplemental indenture, to the Securityholders as their names and addresses appear upon the Debt Security Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
     It shall not be necessary for the consent of the Securityholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
     Section 9.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Securityholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     Section 9.04. Notation on Debt Securities. Debt Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article IX may bear a notation as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debt Securities so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee or the Authenticating Agent and delivered in exchange for the Debt Securities then outstanding.
     Section 9.05. Evidence of Compliance of Supplemental Indenture To Be Furnished to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, shall, in addition to the documents required by Section 14.06, receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article IX. The Trustee shall receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this

Article IX is authorized or permitted by, and conforms to, the terms of this Article IX and that it is proper for the Trustee under the provisions of this Article IX to join in the execution thereof.
ARTICLE X
REDEMPTION OF SECURITIES
     Section 10.01. Optional Redemption. At any time the Company shall have the right, subject to the receipt by the Company of prior approval from any regulatory authority with jurisdiction over the Company if such approval is then required under applicable capital guidelines or policies of such regulatory authority, to redeem the Debt Securities, in whole or (provided that all accrued and unpaid interest has been paid on all Debt Securities for all Payment Periods terminating on or prior to such date) from time to time in part, on January 31, 2011 and any March 15, June 15, September 15 or December 15 on or after January 31, 2011 (each a “Redemption Date”), at the Redemption Price.
     Section 10.02. Special Event Redemption. If a Special Event shall occur and be continuing, the Company shall have the right (subject to the receipt by the Company of prior approval from any regulatory authority with jurisdiction over the Company if such approval is then required under applicable capital guidelines or policies of such regulatory authority) to redeem the Debt Securities in whole or in part, at any time within 90 days following the occurrence of such Special Event (the “Special Redemption Date”) at the Special Redemption Price.
     Section 10.03. Notice of Redemption; Selection of Debt Securities. In case the Company shall desire to exercise the right to redeem all, or, as the case may be, any part of the Debt Securities, it shall fix a date for redemption and shall mail, or cause the Trustee to mail (at the expense of the Company) a notice of such redemption (“Redemption Notice”) at least 30 and not more than 60 days prior to the date fixed for redemption to the Securityholders so to be redeemed as a whole or in part at their last addresses as the same appear on the Debt Security Register. Such mailing shall be by first-class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Securityholder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Debt Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debt Security.
     Each such notice of redemption shall specify the CUSIP number, if any, of the Debt Securities to be redeemed, the date fixed for redemption, the redemption price (or manner of calculation of the price) at which Debt Securities are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Debt Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Debt Securities are to be redeemed the notice of redemption shall specify the numbers of the Debt Securities to be redeemed. In case the Debt Securities are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debt Security, a new Debt Security or Debt Securities in principal amount equal to the unredeemed portion thereof will be issued.
     Prior to 10:00 a.m., Eastern time, on the Redemption Date or Special Redemption Date specified on the Redemption Notice, as applicable, the Company will deposit with the Trustee or with one or more Paying Agents an amount of money sufficient to redeem on the redemption date all the Debt Securities so called for redemption at the appropriate redemption price, together with unpaid interest accrued to such date.
     The Company will give the Trustee notice not less than 45 nor more than 60 days prior to the Redemption Date as to the Redemption Price at which the Debt Securities are to be redeemed and the aggregate principal amount of Debt Securities to be redeemed and the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Debt Securities or portions thereof (in integral multiples of $1,000) to be redeemed.
     Section 10.04. Payment of Debt Securities Called for Redemption. If notice of redemption has been given as provided in Section 10.03, the Debt Securities or portions of Debt Securities with respect to which such notice has been given shall become due and payable on the Redemption Date or the Special Redemption Date (as the case may be) and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said Redemption Date or the Special Redemption Date (unless the Company shall default in the payment of such Debt Securities at the redemption price, together with unpaid interest accrued thereon to said date) interest on the Debt Securities or portions of Debt Securities so called for redemption shall cease to accrue. On presentation and surrender of such Debt Securities at a place of payment specified in said notice, such Debt Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with unpaid interest accrued thereon to the Redemption Date or the Special Redemption Date (as the case may be).
     Upon presentation of any Debt Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debt Security or Debt Securities of authorized denominations in principal amount equal to the unredeemed portion of the Debt Security so presented.
ARTICLE XI
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE
     Section 11.01. Company May Consolidate, etc. On Certain Terms. Nothing contained in this Indenture or in the Debt Securities shall prevent any consolidation or merger of the Company with or into any other Person (whether or not affiliated with the Company) or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of all or substantially all of the property or capital stock of the Company or its successor or successors, to any other Person (whether or not affiliated with the Company, or its successor or successors) authorized to acquire and operate the same; provided, however, that the Company hereby covenants and agrees that, upon any such consolidation, merger (where the Company is not the surviving corporation), sale, conveyance, transfer or other disposition, the due and punctual payment of the principal of (and premium, if any) and interest on all of the Debt Securities in accordance with their terms, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company, shall be expressly assumed by supplemental indenture satisfactory in form to the Trustee in its reasonable determination executed and delivered to the Trustee by the entity formed by such consolidation, or into which the Company shall have been merged, or by the entity which shall have acquired such property.
     Section 11.02. Successor Entity To Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or other disposition contemplated in Section 11.01 and upon the assumption by the successor entity, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, such successor entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company, and thereupon the predecessor entity shall be relieved of any further liability or obligation hereunder or upon the Debt Securities. Such successor entity thereupon may cause to be signed, and may issue in its own name or in the name of the Company, any or all of the Debt Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee or the Authenticating Agent; and, upon the order of such successor entity instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee or the Authenticating Agent shall authenticate and deliver any Debt Securities which previously shall have been signed and delivered by the officers of the Company, to the Trustee or the Authenticating Agent for authentication, and any Debt Securities which such successor entity thereafter shall cause to be signed and delivered to the Trustee or the Authenticating Agent for that purpose. All the Debt Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debt Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debt Securities had been issued at the date of the execution hereof.
     Section 11.03. Opinion of Counsel To Be Given to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, shall receive, in addition to the Opinion of Counsel required by Section 9.05, an Opinion of Counsel as conclusive evidence that any consolidation, merger, sale, conveyance, transfer or other disposition, and any assumption, permitted or required by the terms of this Article XI complies with the provisions of this Article XI.
ARTICLE XII
SATISFACTION AND DISCHARGE OF INDENTURE
     Section 12.01. Discharge of Indenture. When the Company shall deliver to the Trustee for cancellation all Debt Securities theretofore authenticated (other than any Debt Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.06) and not theretofore canceled, or all the Debt Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds, which shall be immediately due and payable, sufficient to pay at maturity or upon redemption all of the Debt Securities (other than any Debt Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.06) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, but excluding, however, the amount of any moneys for the payment of principal of, and premium, if any, or interest on the Debt Securities (a) theretofore repaid to the Company in accordance with the provisions of Section 12.04; or (b) paid to any state or to the District of Columbia pursuant to its unclaimed property or similar laws, and if in the case of either clause (a) or (b) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect except for the provisions of Sections 2.05, 2.06, 2.08, 3.01, 3.02, 3.04, 6.06, 6.08, 6.09 and 12.04 hereof shall survive until such Debt Securities shall mature or are redeemed, as the case may be, and are paid in full. Thereafter, Sections 6.06 and 12.04 shall survive, and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with, and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Debt Securities.
     Section 12.02. Deposited Moneys To Be Held in Trust by Trustee. Subject to the provisions of Section 12.04, all moneys deposited with the Trustee pursuant to Section 12.01 shall be held in trust in a non-interest bearing account and applied by it to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the holders of the particular Debt Securities for the payment of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, and premium, if any, and interest.
     Section 12.03. Paying Agent To Repay Moneys Held. Upon the satisfaction and discharge of this Indenture all moneys then held by any Paying Agent of the Debt Securities (other than the Trustee) shall, upon demand of the Company, be repaid to the Company or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
     Section 12.04. Return of Unclaimed Moneys. Any moneys deposited with or paid to the Trustee or any Paying Agent for payment of the principal of, and premium, if any, or interest on Debt Securities and not applied but remaining unclaimed by the Securityholders for two years after the date upon which the principal of, and premium, if any, or interest on such Debt Securities, as the case may be, shall have become due and payable, shall, subject to applicable escheatment laws, be repaid to the Company by the Trustee or such Paying Agent on written demand; and the holder of any of the Debt Securities shall thereafter look only to the Company for any payment which such Securityholder may be entitled to collect, and all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease.
ARTICLE XIII
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND
DIRECTORS
     Section 13.01. Indenture and Debt Securities Solely Corporate Obligations. No recourse for the payment of the principal of or premium, if any, or interest on any Debt Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any such Debt Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, officer, director or agent, as such, past, present or future, of the Company or of any predecessor or successor Person of the Company, either directly or through the Company or any successor Person of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debt Securities.
ARTICLE XIV
MISCELLANEOUS PROVISIONS
     Section 14.01. Successors. All the covenants, stipulations, promises and agreements of the Company in this Indenture shall bind its successors and assigns whether so expressed or not.
     Section 14.02. Official Acts by Successor Entity. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee, officer or other authorized Person of any entity that shall at the time be the lawful successor of the Company.
     Section 14.03. Surrender of Company Powers. The Company by instrument in writing executed by authority of at least two-thirds of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company and thereupon such power so surrendered shall terminate both as to the Company, and as to any permitted successor.
     Section 14.04. Addresses for Notices, Etc. Any notice, consent, direction, request, authorization, waiver or demand which by any provision of this Indenture is required or permitted to be given, made, furnished or served by the Trustee or by the Securityholders on or to the Company may be given or served in writing, duly signed by the party giving such notice, and shall be delivered by facsimile (which shall be followed by notice delivered or mailed by first class mail) or mailed by first class mail to the Company at:
Flagstar Bancorp, Inc.
5151 Corporate Drive

Troy, Michigan 48098
Attention: Paul D. Borja
     Any notice, direction, request or demand by any Securityholder or the Company to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the office of Wilmington Trust Company at:
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration
Facsimile: (302) 636-4140
     Any notice, consent, direction, request, authorization, waiver or demand on or to any Securityholder shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the address set forth in the Debt Security Register.
     Section 14.05. Governing Law. This Indenture and each Debt Security shall each be governed by the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State, without regard to conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law.
     Section 14.06. Evidence of Compliance With Conditions Precedent. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that in the opinion of the signers all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with (except that no such Opinion of Counsel is required to be furnished to the Trustee in connection with the authentication and issuance of Debt Securities issued on the date of this Indenture).
     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (except certificates delivered pursuant to Section 3.05) shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions relating thereto; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
     Section 14.07. Non-Business Days. Notwithstanding anything to the contrary contained herein, if any Interest Payment Date, other than on the Maturity Date, any Redemption Date or the Special Redemption Date, falls on a day that is not a Business Day, then any interest payable will be paid on, and such Interest Payment Date will be moved to, the next succeeding Business Day, and additional interest will accrue for each day that such payment is delayed as a result thereof. If the Maturity Date, Redemption Date or Special Redemption Date falls on a day that is not a Business Day, then the principal, premium, if any, and/or interest payable on such date will be paid on the next succeeding Business Day, and no additional interest will accrue (except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day).
     Section 14.08. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 14.09. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. A counterpart signed and transmitted electronically or by facsimile shall be treated as an original.
     Section 14.10. Separability. In case any one or more of the provisions contained in this Indenture or in the Debt Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Debt Securities, but this Indenture and such Debt Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
     Section 14.11. Assignment. Subject to Article XI, the Company will have the right at all times to assign any of its rights or obligations under this Indenture and the Debt Securities to a direct or indirect wholly owned Subsidiary of the Company; provided, however, that, in the event of any such assignment, the Company will remain liable for all such obligations. Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties hereto.
     Section 14.12. Acknowledgment of Rights. The Company agrees that, with respect to any Debt Securities held by the Trust or the Institutional Trustee of the Trust, if the Institutional Trustee of the Trust fails to enforce its rights under this Indenture as the Securityholder held as the assets of such Trust after the holders of a majority in Liquidation Amount of the Capital Securities of such Trust have so directed in writing such Institutional Trustee, a holder of record of such Capital Securities may, to the fullest extent permitted by law, institute legal proceedings directly against the Company to enforce such Institutional Trustee’s rights under this Indenture without first instituting any legal proceedings against such Institutional Trustee or any other Person. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest (or premium, if any) or principal on the Debt Securities on the date such interest (or premium, if any) or principal is otherwise due and payable (or in the case of redemption, on the redemption date), the Company agrees that a holder of record of Capital Securities of the Trust may directly institute a proceeding against the Company for enforcement of payment to such holder directly of the principal of (or premium, if any) or interest on the Debt Securities having an aggregate principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder on or after the respective due date specified in the Debt Securities.
ARTICLE XV
SUBORDINATION OF DEBT SECURITIES
     Section 15.01. Agreement To Subordinate. The Company covenants and agrees, and each holder of Debt Securities issued hereunder and under any supplemental indenture (the “Additional Provisions”) by such Securityholder’s acceptance thereof likewise covenants and agrees, that all Debt Securities shall be issued subject to the provisions of this Article XV; and each Securityholder, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.
     The payment by the Company of the payments due on all Debt Securities issued hereunder and under any Additional Provisions shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter incurred.
     No provision of this Article XV shall prevent the occurrence of any Default or Event of Default hereunder.
     Section 15.02. Default on Senior Indebtedness. In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company following any applicable grace period, or in the event that the maturity of any Senior Indebtedness of the Company has been accelerated because of a default and such acceleration has not been rescinded or canceled and such Senior Indebtedness has not been paid in full, then, in either case, no payment shall be made by the Company with respect to the principal (including redemption) of, or premium, if any, or interest on the Debt Securities.
     In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 15.02, such payment shall, subject to Section 15.07, be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.
     Section 15.03. Liquidation, Dissolution, Bankruptcy. Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company, on account of the principal (and premium, if any) or interest on the Debt Securities. Upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Securityholders or the Trustee would be entitled to receive from the Company, except for the provisions of this Article XV, shall be paid by the Company, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Securityholders or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Securityholders.
     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness of the Company remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.
     For purposes of this Article XV, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XV with respect to the Debt Securities to the payment of all Senior Indebtedness, that may at the time be outstanding; provided that (a) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment; and (b) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or other disposition of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article XI of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article XI of this Indenture.

Nothing in Section 15.02 or in this Section shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.06 of this Indenture.
     Section 15.04. Subrogation. Subject to the payment in full of all Senior Indebtedness, the Securityholders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Debt Securities shall be paid in full. For the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Securityholders or the Trustee would be entitled except for the provisions of this Article XV, and no payment over pursuant to the provisions of this Article XV to or for the benefit of the holders of such Senior Indebtedness by Securityholders or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the Securityholders be deemed to be a payment or distribution by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article XV are and are intended solely for the purposes of defining the relative rights of the Securityholders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.
     Nothing contained in this Article XV or elsewhere in this Indenture, any Additional Provisions or in the Debt Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the Securityholders, the obligation of the Company, which is absolute and unconditional, to pay to the Securityholders the principal of (and premium, if any) and interest on the Debt Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Securityholders and creditors of the Company, other than the holders of Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Trustee or the holder of any Debt Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XV of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, received upon the exercise of any such remedy.
     Upon any payment or distribution of assets of the Company referred to in this Article XV, the Trustee, subject to the provisions of Article VI of this Indenture, and the Securityholders shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Securityholders, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV.
     Section 15.05. Trustee To Effectuate Subordination. Each Securityholder by such Securityholder’s acceptance thereof authorizes and directs the Trustee on such Securityholder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XV and appoints the Trustee such Securityholder’s attorney-in-fact for any and all such purposes.

     Section 15.06. Notice by the Company. The Company shall give prompt written notice to a Responsible Officer of the Trustee at the Principal Office of the Trustee of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Trustee in respect of the Debt Securities pursuant to the provisions of this Article XV. Notwithstanding the provisions of this Article XV or any other provision of this Indenture or any Additional Provisions, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Trustee in respect of the Debt Securities pursuant to the provisions of this Article XV, unless and until a Responsible Officer of the Trustee at the Principal Office of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debt Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.
     The Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior Indebtedness of the Company (or a trustee or representative on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article XV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XV, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     Section 15.07. Rights of the Trustee; Holders of Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XV in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture or any Additional Provisions shall deprive the Trustee of any of its rights as such holder.
     With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XV, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture or any Additional Provisions against the Trustee. The Trustee shall not owe or be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Article VI of this Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Securityholders, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article XV or otherwise.
     Nothing in this Article XV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.06.
     Section 15.08. Subordination May Not Be Impaired. No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company, with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.
     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Securityholders, without incurring responsibility to the Securityholders and without impairing or releasing the subordination provided in this Article XV or the obligations hereunder of the Securityholders to the holders of such Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (c) release any Person liable in any manner for the collection of such Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company, and any other Person.
     Wilmington Trust Company, in its capacity as Trustee, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

FLAGSTAR BANCORP, INC.

By	Paul D. Borja
Name Paul D. Borja
Title Exec VP / CFO

WILMINGTON TRUST COMPANY, as Trustee

By	JCM
Name J. Christopher Murphy
Title Financial Services Officer

EXHIBIT A
FORM OF CONVERTIBLE JUNIOR SUBORDINATED
DEBT SECURITY DUE SEPTEMBER 15, 2039

[FORM OF FACE OF SECURITY]
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE COMPANY, (B) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO A “NON U.S. PERSON” IN AN “OFFSHORE TRANSACTION” PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE INDENTURE, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.
IN CONNECTION WITH ANY TRANSFER, THE HOLDER OF THIS SECURITY WILL DELIVER TO THE COMPANY AND TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SECURITY IN A BLOCK HAVING A PRINCIPAL AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SECURITY FOR ANY PURPOSE, INCLUDING, BUT

NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS SECURITY, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SECURITY.
THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE CORPORATION. THIS OBLIGATION IS SUBORDINATED TO THE CLAIMS OF DEPOSITORS AND THE CLAIMS OF GENERAL AND SECURED CREDITORS OF THE COMPANY, IS INELIGIBLE AS COLLATERAL FOR A LOAN BY THE COMPANY OR ANY OF ITS SUBSIDIARIES AND IS NOT SECURED.

Form of Convertible Junior Subordinated Debt Security due September 15, 2039
of
Flagstar Bancorp, Inc.
     Flagstar Bancorp, Inc., a savings and loan holding company incorporated in Michigan (the “Company” which term includes any successor Person under the Indenture hereinafter referred to), for value received promises to pay to Wilmington Trust Company, not in its individual capacity but solely as Institutional Trustee for Flagstar Statutory Trust XI, a Delaware statutory trust (the “Securityholder”) or registered assigns, the principal sum of $51,547,000 on September 15, 2039, and to pay interest on said principal sum from June 30, 2009, or from the most recent interest payment date to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 15, June 15, September 15 and December 15 of each year (or if such day is not a Business Day, the next succeeding Business Day), commencing September 15, 2009 (each such date, an “Interest Payment Date”), at a fixed per annum rate equal to 10% (the “Interest Rate”) (provided, however, that the Interest Rate for any Payment Period may not exceed the highest rate permitted by New York law, as the same may be modified by United States law of general applicability) until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at an annual rate equal to the Interest Rate in effect for each such Payment Period compounded quarterly.
     The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding anything to the contrary contained herein, if any Interest Payment Date, other than on the Maturity Date, any Redemption Date (to the extent redeemed) or the Special Redemption Date, falls on a day that is not a Business Day, then any interest payable will be paid on, and such Interest Payment Date will be moved to, the next succeeding Business Day, and additional interest will accrue for each day that such payment is delayed as a result thereof. If the Maturity Date, Redemption Date or Special Redemption Date falls on a day that is not a Business Day, then the principal, premium, if any, and/or interest payable on such date will be paid on the next succeeding Business Day, and no additional interest will accrue (except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, except that interest and any Deferred Interest payable on the Maturity Date shall be paid to the Person to whom principal is paid. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Securityholder on such regular record date and may be paid to the Person in whose name this Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Securityholders not less than 10 days prior to such special record date, all as more fully provided in the Indenture.

     The principal of and interest on this Debt Security shall be payable at the office or agency of the Trustee (or other Paying Agent appointed by the Company) maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Securityholder at such address as shall appear in the Debt Security Register if a request for a wire transfer by such holder has not been received by the Company or by wire transfer of immediately available funds to an account appropriately designated by the holder hereof. Notwithstanding the foregoing, so long as the holder of this Debt Security is the Institutional Trustee, payment of the principal of and premium, if any, and interest on this Debt Security shall be made in immediately available funds at such place and to such account as may be designated by the Institutional Trustee. All payments in respect of this Debt Security shall be payable in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.
     Upon submission of Notice (as defined in the Indenture) and so long as no Event of Default pursuant to paragraphs (c), (e), (f) or (g) of Section 5.01 of the Indenture has occurred and is continuing, the Company shall have the right under the Indenture, from time to time and without causing an Event of Default, to defer payments of interest on the Debt Securities by extending the Payment Period on the Debt Securities at any time and from time to time during the term of the Debt Securities, for up to 20 consecutive quarterly periods (each such extended Payment Period, an “Extension Period”), during which Extension Period no interest shall be due and payable (except any Additional Interest that may be due and payable). During any Extension Period, interest will continue to accrue on the Debt Securities, and interest on such accrued interest (such accrued interest and interest thereon referred to herein as “Deferred Interest”) will accrue at an annual rate equal to the Interest Rate applicable during such Extension Period, compounded quarterly from the date such Deferred Interest would have been payable were it not for the Extension Period, to the extent permitted by law. No Extension Period may end on a date other than an Interest Payment Date.
     At the end of any such Extension Period the Company shall pay all Deferred Interest then accrued and unpaid on the Debt Securities; provided, however, that no Extension Period may extend beyond the Maturity Date, Redemption Date (to the extent redeemed) or Special Redemption Date; and provided, further, however, during any such Extension Period, the Company shall not engage in any of the activities or transactions described on the reverse side hereof and in the Indenture. Prior to the termination of any Extension Period, the Company may further extend such Extension Period; provided that such period together with all such previous and further consecutive extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Maturity Date, Redemption Date (to the extent redeemed) or Special Redemption Date. Upon the termination of any Extension Period and upon the payment of all Deferred Interest, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest or Deferred Interest shall be due and payable during an Extension Period, except at the end thereof, but Deferred Interest shall accrue upon each installment of interest that would otherwise have been due and payable during such Extension Period until such installment is paid. The Company must give the Trustee notice of its election to begin any Extension Period or extend an Extension Period (“Notice”) not later than the related regular record date for the relevant Interest Payment Date. The Notice shall describe why the Company has elected to begin an Extension Period. The Notice shall acknowledge and affirm the Company’s understanding that it is prohibited from issuing dividends and other distributions during the Extension Period. Upon receipt of the Notice, the Placement Agent shall have the right, at its sole discretion, to disclose the name of the Company, the fact that the Company has elected to begin an Extension Period and other information that such Placement Agent, at its sole discretion, deems relevant to the Company’s election to begin an Extension Period. The Trustee shall give notice of the Company’s election to begin a new Extension Period to the Securityholders.
     The indebtedness evidenced by this Debt Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debt Security is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debt Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Securityholder’s behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee such Securityholder’s attorney-in-fact for any and all such purposes. Each holder hereof, by such holder’s acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Securityholder upon said provisions.
     This Debt Security shall not be entitled to any benefit under the Indenture hereinafter referred to and shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee.
     The Debt Securities are subject to redemption as described in more detail on the reverse side hereof and are convertible at the option of the Securityholder into shares of Common Stock of the Company in accordance with the provisions of Section 2.14 of the Indenture.
     The provisions of this Debt Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has duly executed this certificate.

FLAGSTAR BANCORP, INC.

By
Name
Title

CERTIFICATE OF AUTHENTICATION
     This is one of the Debt Securities referred to in the within mentioned Indenture.
Dated:

WILMINGTON TRUST COMPANY, as Trustee

By
Name
Title

[FORM OF REVERSE OF DEBT SECURITY]
     This Debt Security is one of a duly authorized series of Debt Securities of the Company, all issued or to be issued pursuant to an Indenture (the “Indenture”), dated as of June 30, 2009, duly executed and delivered between the Company and Wilmington Trust Company, as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debt Securities (referred to herein as the “Debt Securities”) of which this Debt Security is a part. The summary of the terms of this Debt Security contained herein does not purport to be complete and is qualified by reference to the Indenture. The Debt Securities are limited in aggregate principal amount as specified in the Indenture.
     Upon the occurrence and continuation of a Tax Event, an Investment Company Event or a Capital Treatment Event (each a “Special Event”), this Debt Security may become due and payable, in whole or in part, at any time, within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event (the “Special Redemption Date”), as the case may be, at the Special Redemption Price.
     The Company shall also have the right to redeem this Debt Security at the option of the Company, in whole or in part, on January 31, 2011 and on any March 15, June 15, September 15 or December 15 on or after January 31, 2011 (each a “Redemption Date”), at the Redemption Price.
     Any redemption pursuant to either of the two preceding paragraphs will be made, subject to the receipt by the Company of prior approval from any regulatory authority with jurisdiction over the Company if such approval is then required under applicable capital guidelines or policies of such regulatory authority, upon not less than 30 days’ nor more than 60 days’ notice. If the Debt Securities are only partially redeemed by the Company, the Debt Securities will be redeemed pro rata or by lot or by any other method utilized by the Trustee.
     “Redemption Price” means 100% of the principal amount of the Debt Securities being redeemed, plus accrued and unpaid interest (including any Deferred Interest) on such Debt Securities to the Redemption Date.
     “Special Redemption Price” means 100% of the principal amount of the Debt Securities being redeemed, plus accrued and unpaid interest (including any Deferred Interest) on such Debt Securities to the Special Redemption Date.
     In the event of redemption of this Debt Security in part only, a new Debt Security or Debt Securities for the unredeemed portion hereof will be issued in the name of the Securityholder hereof upon the cancellation hereof.
     In certain cases where an Event of Default pursuant to paragraphs (c), (e), (f) or (g) of Section 5.01 of the Indenture shall have occurred and be continuing, the principal of all of the Debt Securities may be declared, and, in certain cases, shall ipso facto become, due and payable, and upon such declaration of acceleration shall become due and payable, in each case, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities at the time outstanding affected thereby, as specified in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Securityholders; provided, however, that no such supplemental indenture shall, among other things, without the consent of the holders of each Debt Security then outstanding and affected thereby (i) change the Maturity Date of any Debt Security, or reduce the principal amount thereof or any redemption premium thereon, or reduce the rate (or manner of calculation of the rate) or extend the time of payment of interest thereon, or reduce (other than as a result of the maturity or earlier redemption of any such Debt Security in accordance with the terms of the Indenture and such Debt Security) or increase the aggregate principal amount of Debt Securities then outstanding, or change any of the redemption provisions, or make the principal thereof or any interest or premium thereon payable in any coin or currency other than United States Dollars, or impair or affect the right of any Securityholder to institute suit for the payment thereof, or (ii) reduce the aforesaid percentage of Debt Securities, the holders of which are required to consent to any such supplemental indenture.
     The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debt Securities at the time outstanding on behalf of all of the Securityholders, to waive (or modify any previously granted waiver of) any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except (a) a default in payments due in respect of any of the Debt Securities, (b) in respect of covenants or provisions of the Indenture which cannot be modified or amended without the consent of the holder of each Debt Security affected, or (c) in respect of the covenants of the Company relating to its ownership of Common Securities of the Trust. Any such consent or waiver by the registered holder of this Debt Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Securityholder and upon all future holders and owners of this Debt Security and of any Debt Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debt Security.
     The Debt Securities shall be convertible into Common Stock of the Company in accordance with the provisions of Section 2.14 of the Indenture.
     No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, including Deferred Interest, on this Debt Security at the time and place and at the rate and in the money herein prescribed.
     The Company has agreed that if Debt Securities are initially issued to the Trust or a trustee of such Trust in connection with the issuance of Trust Securities by the Trust (regardless of whether Debt Securities continue to be held by such Trust) and (a) there shall have occurred and be continuing an Event of Default; (b) the Company shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee; or (c) the Company shall have given notice of its election to defer payments of interest on the Debt Securities by extending the Payment Period as provided herein and such period, or any extension thereof, shall be continuing, then the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock; or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Debt Securities or (iii) make any payment under any guarantees of the Company that rank pari passu in all respects with or junior in interest to the Capital Securities Guarantee (other than (A) repurchases, redemptions or other acquisitions of shares of capital stock of the Company (I) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, (II) in connection with a dividend reinvestment or stockholder stock purchase plan or (III) in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock), as consideration in an acquisition transaction entered into prior to the occurrence of (i), (ii) or (iii) above, (B) as a result of any exchange, reclassification, combination or conversion of any class or series of the Company’s capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company’s capital stock or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock, (C) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (D) any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any stockholder’s rights plan, or the redemption or repurchase of rights pursuant thereto, or (E) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith; or (F) payments under the Capital Securities Guarantee).
     As provided in the Indenture and subject to the transfer restrictions and limitations as may be contained herein and therein from time to time, this Debt Security is transferable by the registered holder hereof on the Debt Security Register of the Company, upon surrender of this Debt Security. Upon due presentment for registration of transfer of any Debt Security at the Principal Office of the Trustee or at any office or agency of the Trustee maintained for such purpose as provided in Section 3.02 of the Indenture, the Company shall execute, the Company or the Trustee shall register and the Trustee or the Authenticating Agent shall authenticate and make available for delivery in the name of the transferee or transferees a new Debt Security for a like aggregate principal amount. All Debt Securities presented for registration of transfer or for exchange or payment shall (if so required by the Company or the Trustee or the Authenticating Agent) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to, the Company and the Trustee or the Authenticating Agent duly executed by the registered holder hereof or such Securityholder’s attorney duly authorized in writing. No service charge shall be made for any exchange or registration of transfer of Debt Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in connection therewith.
     Prior to due presentment for registration of transfer of this Debt Security, the Company, the Trustee, any Authenticating Agent, any Paying Agent, any transfer agent and the Debt

Security Registrar may deem and treat the Person in whose name such Debt Security shall be registered upon the Debt Security Register to be, and may treat such Securityholder as, the absolute owner of such Debt Security (whether or not such Debt Security shall be overdue and notwithstanding any notice of ownership or writing hereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on this Debt Security and for all other purposes; and neither the Company nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any transfer agent nor any Debt Security Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being or upon such Securityholder’s order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Debt Security.
     No recourse for the payment of the principal of or premium, if any, or interest on this Debt Security, or for any claim based hereon or otherwise in respect hereof, or based or in respect of the Indenture, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture, or in any such Debt Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, officer or director, as such, past, present or future, of the Company or of any successor Person of the Company, either directly or through the Company or of any predecessor or successor Person of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of the Debt Securities.
     The Debt Securities are issuable only in registered certificated form without coupons. As provided in the Indenture and subject to certain limitations herein and therein set forth, Debt Securities are exchangeable for a like aggregate principal amount of Debt Securities of a different authorized denomination, as requested by the Securityholder surrendering the same.
     Capitalized terms used and not defined in this Debt Security shall have the meanings assigned in the Indenture dated as of the date of original issuance of this Debt Security between the Trustee and the Company.
     THE INDENTURE AND THE DEBT SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

EXHIBIT B
FORM OF CERTIFICATE TO TRUSTEE
     Pursuant to Section 3.05 of the Indenture between Flagstar Bancorp, Inc., as the Company (the “Company”), and Wilmington Trust Company, as Trustee, dated as of June 30, 2009 (the “Indenture”), the undersigned hereby certifies as follows:
     1. In my capacity as an officer of the Company, I would normally have knowledge of any default by the Company during the last fiscal year in the performance of any covenants of the Company contained in the Indenture.
     2. To my knowledge, the Company is not in default in the performance of any covenants contained in the Indenture, or, alternatively: I am aware of the default(s) in the performance of covenants in the Indentures, as specified below.
     Capitalized terms used herein, and not otherwise defined herein, have the respective meanings ascribed thereto in the Indenture.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate.
     Date:                    ,

By
Name
Title